                                                                 EXHIBIT 99.1




                            Tyco International Ltd.

                              Financial Statements

                               September 30, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of Tyco International Ltd.

     We have audited the consolidated balance sheets of Tyco International Ltd. (the "Company", formerly known as ADT Limited) as of September 30, 1997 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows and the related consolidated financial statement schedule for the nine months ended September 30, 1997 and for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based upon our audits. We did not audit the financial statements of Tyco International (US) Inc. (formerly known as Tyco International Ltd. prior to the merger with ADT Limited), a wholly-owned subsidiary, as of December 31, 1996 and for the year ended December 31, 1996 and the year ended June 30, 1995, which statements reflect total assets constituting 61.4 % of consolidated total assets as of December 31, 1996 and net sales constituting 70.6% and 65.6% of consolidated net sales for the years ended December 31, 1996 and 1995, respectively, and of Keystone International, Inc., a wholly owned-subsidiary, as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, which statements reflect total assets constituting 6.4% of consolidated total assets as of December 31, 1996 and net sales constituting 8.4%, and 8.6% of consolidated net sales for the years ended December 31, 1996 and 1995, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included in the consolidated financial statements for such entities, is based solely on the reports of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tyco International Ltd., as of September 30, 1997 and December 31, 1996, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 1997, and for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States. In addition, in our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND

Hamilton, Bermuda
November 21, 1997, except
as to the information
presented in Note 25(b)
for which the date is
April 21, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of Tyco International Ltd.

     We have audited the consolidated balance sheet of Tyco International Ltd. (since renamed Tyco International (US) Inc.) as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows and the related consolidated financial statement schedule for the years ended December 31, 1996 and June 30, 1995 (not presented separately herein). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Subsequent to the balance sheet date, the company merged with and became a wholly-owned subsidiary of ADT Limited (subsequently renamed Tyco International Ltd.).

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tyco International Ltd. as of December 31, 1996 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996, and June 30, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 10, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors,
Keystone International, Inc.:

     We have audited the consolidated balance sheet of Keystone International, Inc. (a Texas corporation) and subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' investment and cash flows for each of the two years in the period then ended, which are not included herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Keystone International Inc. and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

January 31, 1997
Houston, Texas

                            TYCO INTERNATIONAL LTD.

                          CONSOLIDATED BALANCE SHEETS

-----------------------------------------------------------------------------------------------
               SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
                   (IN MILLIONS, EXCEPT SHARE DATA)                        1997          1996
-----------------------------------------------------------------------------------------------
CURRENT ASSETS:
Cash and cash equivalents..............................................  $   369.8     $  324.2
Receivables, less allowance for doubtful accounts of $107.7 in 1997
  and $84.2 in 1996....................................................    1,912.3      1,288.4
Contracts in progress..................................................      138.3        131.6
Inventories............................................................    1,124.8        946.5
Deferred income taxes..................................................      389.4        144.9
Prepaid expenses and other current assets..............................      174.2        217.4
                                                                         ---------     --------
Total current assets...................................................    4,108.8      3,053.0
PROPERTY, PLANT AND EQUIPMENT, NET.....................................    2,924.0      2,590.9
GOODWILL AND OTHER INTANGIBLE ASSETS, NET..............................    2,933.2      2,439.0
LONG-TERM INVESTMENTS..................................................      108.5        100.6
DEFERRED INCOME TAXES..................................................      144.0         67.2
OTHER ASSETS...........................................................      228.5        220.6
                                                                         ---------     --------
TOTAL ASSETS...........................................................  $10,447.0     $8,471.3
                                                                         =========     ========
CURRENT LIABILITIES:
Loans payable and current maturities of long-term debt.................  $   250.0     $  587.9
Accounts payable.......................................................    1,012.0        722.0
Accrued expenses and other current liabilities.........................    2,005.7      1,016.9
Contracts in process -- billings in excess of costs....................      141.4        153.3
Deferred revenue.......................................................      152.3        146.1
Income taxes...........................................................      403.5        121.2
Deferred income taxes..................................................       26.9         12.9
                                                                         ---------     --------
Total current liabilities..............................................    3,991.8      2,760.3
LONG-TERM DEBT.........................................................    2,480.6      1,878.4
OTHER LONG-TERM LIABILITIES............................................      497.5        419.6
DEFERRED INCOME TAXES..................................................       47.7        124.4
                                                                         ---------     --------
TOTAL LIABILITIES......................................................    7,017.6      5,182.7
                                                                         ---------     --------
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE REDEEMABLE PREFERENCE SHARES...............................         --           --
SHAREHOLDERS' EQUITY:
Common shares, $.20 par value, 750,000,000 shares authorized:
  536,357,498 shares outstanding in 1997 and 481,045,721 shares
  outstanding in 1996..................................................      107.3         96.2
Capital in excess:
  Share premium........................................................    2,041.3      1,081.0
  Contributed surplus, net of deferred compensation of $2.2 in 1997 and
     $31.4 in 1996.....................................................    2,305.7      2,168.8
Currency translation adjustment........................................     (161.6)       (42.5)
Accumulated deficit....................................................     (863.3)       (14.9)
                                                                         ---------     --------
Total shareholders' equity.............................................    3,429.4      3,288.6
                                                                         ---------     --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................  $10,447.0     $8,471.3
                                                                         =========     ========

                See Notes to Consolidated Financial Statements.

                            TYCO INTERNATIONAL LTD.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                         NINE MONTHS               YEAR ENDED
                                                            ENDED                 DECEMBER 31,
                                                        SEPTEMBER 30,         ---------------------
(IN MILLIONS EXCEPT PER SHARE DATA)                         1997                1996         1995
---------------------------------------------------------------------------------------------------
Net sales.............................................     $7,588.2           $8,103.7     $6,915.6
Cost of sales.........................................      5,102.6            5,475.2      4,665.3
Selling, general and administrative expenses..........      1,534.9            1,656.5      1,495.4
Merger, restructuring and other nonrecurring
  charges.............................................        917.8              246.1         97.1
Charge for the impairment of long-lived assets........        148.4              744.7          8.2
Write off of purchased in-process research and
  development.........................................        361.0                 --           --
                                                           --------           --------     --------
Operating (loss) income...............................       (476.5)             (18.8)       649.6
Interest income.......................................         24.2               31.5         19.0
Interest expense......................................       (137.5)            (193.3)      (187.5)
Other income less expenses............................           --              119.4         (5.0)
                                                           --------           --------     --------
(Loss) income before income taxes and extraordinary
  items...............................................       (589.8)             (61.2)       476.1
Income taxes..........................................       (187.0)            (235.5)      (208.6)
                                                           --------           --------     --------
(Loss) income before extraordinary items..............       (776.8)            (296.7)       267.5
Extraordinary items, net of taxes.....................        (58.3)              (8.4)       (12.4)
                                                           --------           --------     --------
Net (loss) income.....................................       (835.1)            (305.1)       255.1
Dividends on preference shares........................           --                (.3)         (.3)
                                                           --------           --------     --------
Net (loss) income available to common shareholders....     $ (835.1)          $ (305.4)    $  254.8
                                                           ========           ========     ========
(Loss) earnings per common share:
(Loss) income before extraordinary items..............     $  (1.50)          $   (.62)    $    .57
Extraordinary items...................................         (.11)              (.02)        (.03)
                                                           --------           --------     --------
Net (loss) income per common share....................     $  (1.61)          $   (.64)    $    .54
                                                           ========           ========     ========
Weighted average common and common equivalent shares
  outstanding.........................................        519.5              475.6        469.6

                See Notes to Consolidated Financial Statements.

                            TYCO INTERNATIONAL LTD.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

------------------------------------------------------------------------------------------------------------------
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30,         COMMON                                CURRENCY     ACCUMULATED
1997                                             SHARES $0.20    SHARE     CONTRIBUTED   TRANSLATION    (DEFICIT)
(IN MILLIONS, EXCEPT PER SHARE DATA)              PAR VALUE     PREMIUM      SURPLUS     ADJUSTMENT     EARNINGS
------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1995, as previously
  reported, reflecting the pooling of interests
  with ASH and Former Tyco (see Note 2)........     $ 82.8      $  997.9    $ 1,870.4      $ (90.3)      $(117.2)
  Pooling of interests with Keystone (as
    described in Note 2).......................        6.8                      128.3          5.2         146.1
                                                    ------      --------     --------      -------       -------
Balance at January 1, 1995, as restated........       89.6         997.9      1,998.7        (85.1)         28.9
  Conversion of convertible preference
    shares.....................................                                    .3
  Net income...................................                                                            255.1
  Dividends....................................                                                            (56.2)
  Restricted stock grants, cancellations, tax
    benefits and other.........................        1.4                       16.6                         .8
  Warrants and options exercised...............        3.6          54.6         (1.2)
  Purchase of treasury stock...................        (.4)                     (19.0)
  Amortization of deferred compensation........                                   9.5
  Minimum pension liability adjustment.........                                                             (6.1)
  Currency translation adjustments.............                                               30.4
  Currency translation adjustments transferred
    on disposal of businesses and associates...                                               23.3
                                                    ------      --------     --------      -------       -------
Balance at December 31, 1995...................       94.2       1,052.5      2,004.9        (31.4)        222.5
  Effect of the Former Tyco's excluded activity
    (as described in Note 1)...................                                   2.9        (19.6)        121.2
  Exchange of Liquid Yield Option Notes........                                    .3
  Net loss.....................................                                                           (305.1)
  Dividends....................................                                                            (57.6)
  Restricted stock grants, cancellations, tax
    benefits and other.........................         .2                       25.8                         .5
  Warrants and options exercised...............         .4          28.5          (.2)
  Purchase of treasury stock...................                                  (4.4)
  Amortization of deferred compensation........                                  15.7
  Minimum pension liability adjustment.........                                                              3.6
  Issuance of stock for acquisition............        1.4                      129.0
  Other treasury stock transactions............                                  (4.7)
  Currency translation and other adjustments...                                   (.5)         8.5
                                                    ------      --------     --------      -------       -------
Balance at December 31, 1996...................       96.2       1,081.0      2,168.8        (42.5)        (14.9)
  Pooling of interests with INBRAND (as
    described in Note 1).......................        2.0                       15.9          (.2)         27.6
                                                    ------      --------     --------      -------       -------
Balance at December 31, 1996, as restated......       98.2       1,081.0      2,184.7        (42.7)         12.7
  Effect of ASH's excluded activity (as
    described in Note 2).......................                                                              (.8)
  Liquidation of ASH's ESOP....................                                                              2.5
  Sale of common shares........................        4.7         639.2         10.6
  Exchange of Liquid Yield Option Notes........        1.0                       82.0
  Net loss.....................................                                                           (835.1)
  Dividends....................................                                                            (43.4)
  Restricted stock grants, cancellations, tax
    benefits and other.........................                                 (18.0)
  Warrants and options exercised...............        3.3         321.1         (1.5)
  Amortization of deferred compensation........                                  48.5
  Minimum pension liability adjustment.........                                                               .6
  Other treasury stock transactions............                                   (.1)
  Currency translation and other adjustments...         .1                        (.5)      (118.9)           .2
                                                    ------      --------     --------      -------       -------
Balance at September 30, 1997..................     $107.3      $2,041.3    $ 2,305.7      $(161.6)      $(863.3)
                                                    ======      ========     ========      =======       =======

                See Notes to Consolidated Financial Statements.

                            TYCO INTERNATIONAL LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------
                                                                            NINE MONTHS               YEAR ENDED
                                                                               ENDED                 DECEMBER 31,
                                                                           SEPTEMBER 30,        ----------------------
(IN MILLIONS)                                                                  1997               1996          1995
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income.......................................................     $  (835.1)         $  (305.1)     $ 255.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
  Merger, restructuring and other non-recurring charges.................         207.4              217.4         47.1
  Charge for the impairment of long-lived assets........................         148.4              744.7          8.2
  Write off of purchased in-process research and development............         361.0                 --           --
  Extraordinary items...................................................          91.3                8.4         12.4
  Depreciation..........................................................         286.3              339.0        320.7
  Goodwill and other intangibles amortization...........................          92.3               88.3         89.5
  Debt and refinancing cost amortization................................          15.9               25.5         15.8
  Interest on ITS vendor note...........................................          (7.7)              (8.9)          --
  Deferred income taxes.................................................        (295.7)              32.7         35.9
  (Gain) loss on disposal of businesses.................................            --               (1.7)        36.6
  (Gain) loss on disposal of investment in associates...................            --               (1.2)         0.5
  Gain arising from the ownership of investments........................            --              (53.2)        (0.1)
  Settlement gain.......................................................            --              (69.7)          --
  Gain on currency transactions.........................................            --               (9.7)        (0.9)
  Provisions for losses on accounts receivable and inventory............          58.1               36.2         21.4
  Other noncash items...................................................            --                 .6          (.8)
  Changes in assets and liabilities:
    Receivables.........................................................        (110.1)             (99.8)      (115.7)
    Proceeds from accounts receivable sale..............................          75.0                 --         75.0
    Contracts in process................................................        (159.7)              17.8         (9.4)
    Inventories.........................................................          (6.2)             (33.3)       (55.6)
    Accounts payable, accruals and other liabilities....................         542.8             (135.8)        32.0
    Income taxes payable................................................         269.3              (13.0)        (7.1)
    Deferred revenue....................................................           6.2                4.3          2.7
    Other, net..........................................................          37.9               34.6         16.4
                                                                             ---------          ---------      -------
  Net cash provided by operating activities.............................         777.4              818.1        779.7
                                                                             ---------          ---------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment...............................        (519.1)            (532.9)      (469.9)
Acquisition of businesses...............................................      (1,344.8)            (822.6)      (218.5)
Purchase of other investments...........................................            --               (6.8)         (.4)
Disposal of business....................................................            --                3.0        259.6
Disposal of other investments...........................................            --               69.5          8.0
                                                                             ---------          ---------      -------
  Net cash utilized by investing activities.............................      (1,863.9)          (1,289.8)      (421.2)
                                                                             ---------          ---------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net receipts (repayments) of short-term debt............................         918.5              232.6       (400.3)
Repayment of long-term debt, including debt tender......................        (961.6)            (269.6)      (266.1)
Proceeds from long-term debt............................................         234.6              386.6        483.2
Debt refinancing costs..................................................            --                 --        (12.0)
Purchase of senior subordinated notes...................................            --              (24.0)       (33.7)
Proceeds from sale of common shares.....................................         654.5
Proceeds from exercise of options and warrants..........................         322.9               32.3         58.1
Redemption of convertible redeemable preference shares..................            --               (4.9)          --
Dividends paid..........................................................         (37.9)             (56.7)       (54.6)
Purchase of treasury stock and warrant..................................            --               (9.7)       (19.4)
Other...................................................................            --                 --          (.3)
                                                                             ---------          ---------      -------
  Net cash provided (utilized) by financing activities..................       1,131.0              286.6       (245.1)
                                                                             ---------          ---------      -------

Net increase (decrease) in cash and cash equivalents....................          44.5             (185.1)       113.4
Cash and cash equivalents at beginning of year..........................         324.2              429.8        316.4
Adjustment for INBRAND's cash and cash equivalents at January 1, 1997
  (as described in Note 1)..............................................           1.9                 --           --
Effect of the excluded results of ASH and Former Tyco (as described in
  Notes 1 and 2)........................................................          (0.8)              79.5           --
                                                                             ---------          ---------      -------
Cash and cash equivalents at end of year................................     $   369.8          $   324.2      $ 429.8
                                                                             =========          =========      =======

SUPPLEMENTARY CASH FLOW DISCLOSURE:
Interest paid...........................................................     $   161.0          $   166.0      $ 173.8
                                                                             =========          =========      =======
Income taxes paid (net of refunds)......................................     $   139.6          $   152.9      $ 125.5
                                                                             =========          =========      =======

                See Notes to Consolidated Financial Statements.

                            TYCO INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The consolidated financial statements have been prepared in United States dollars in accordance with generally accepted accounting principles in the United States. As described more fully in Note 2, on July 2, 1997 a wholly-owned subsidiary of what was formerly called ADT Limited ("ADT") merged with Tyco International Ltd. (the "Former Tyco"). Upon consummation of the merger, ADT (the surviving corporation) changed its name to Tyco International Ltd. (the "Company" or "Tyco"). Former Tyco became a wholly-owned subsidiary of the Company and changed its name to Tyco International (US), Inc. ("Tyco US"). In addition, as more fully described in
Note 2, Tyco merged with INBRAND Corporation ("INBRAND") and Keystone International, Inc. ("Keystone") on August 27, 1997 and August 29, 1997, respectively. These transactions are referred to herein as the "mergers". These consolidated financial statements include the consolidated accounts of Tyco, a company incorporated in Bermuda, and its subsidiaries. They have been prepared following the pooling of interests method of accounting for the mergers and therefore reflect the combined financial position, operating results and cash flows of ADT, Former Tyco and Keystone as if they had been combined for all periods presented. The restated combined financial statements do not include the financial position, operating results and cash flows of INBRAND prior to January 1, 1997, due to immateriality. In accordance with the pooling of interests method of accounting, the Fiscal 1997 beginning Accumulated (Deficit) Earnings balance in the Consolidated Statement of Shareholders' Equity has been restated to record the merger with INBRAND. Prior to the mergers, ADT and Keystone had calendar year ends and the Former Tyco had a June 30 fiscal year end. The Consolidated Balance Sheets, Statements of Operations, Shareholders' Equity and Cash Flows as of and for the year ended December 31, 1996 reflect the combination of the calendar year end consolidated financial position, results of operations and cash flows for ADT, Keystone and the Former Tyco. The Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for of the year ended December 31, 1995 reflect the combination of the calendar year end financial position, results of operations and cash flows of ADT and Keystone and the June 30, 1995 fiscal year end financial position and results of operations and cash flows of the Former Tyco. The results of operations and cash flows for the Former Tyco from July 1, 1995 to December 31, 1995, which have been excluded from these consolidated financial statements, are reflected as adjustments in the 1996 Consolidated Statements of Shareholders' Equity and Cash Flows.

     Principles of Consolidation -- Tyco is a holding company whose assets consist of its investments in its subsidiaries, intercompany balances and holdings of cash and cash equivalents. The businesses of the consolidated group are conducted through the Company's subsidiaries. The Company consolidates companies in which it owns or controls more than fifty percent of the voting shares unless control is likely to be temporary. The results of companies acquired or disposed of during the fiscal year are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal except in the case of pooling of interests (see Note 2). All significant intercompany balances and transactions have been eliminated in consolidation.

     Change in Year End -- In September 1997 the Company changed its fiscal year end from December 31 to September 30. The change in year end resulted in a short fiscal year covering the nine month transition period from January 1 to September 30, 1997. References to Fiscal 1997, 1996 and 1995 throughout these consolidated financial statements refer to the nine months ended September 30, 1997 and the calendar years ended December 31, 1996 and 1995, respectively.

     Cash Equivalents -- All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents.

     Inventories -- Inventories are recorded at the lower of cost (primarily first in, first out) or market value.

                            TYCO INTERNATIONAL LTD.

     Property, Plant and Equipment -- Property, plant and equipment are principally recorded at cost less accumulated depreciation. Maintenance and repair expenditures are charged to expense when incurred. The straight-line method of depreciation is used over the estimated useful lives of the related assets as follows:

        Buildings and related improvements     2 to 50 years
        Leasehold improvements                 remaining term of the lease
        Subscriber systems                     10 to 14 years
        Other plant, machinery, equipment and  2 to 20 years
          furniture and fixtures

     Gains and losses arising on the disposal of property, plant and equipment are included in the consolidated statements of operations.

     Associates -- For investments in which the Company owns or controls more than twenty percent of the voting shares, or over which it exerts significant influence over operating and financial policies, the equity method of accounting is used. The consolidated statements of operations include the Company's share of net income of associates less applicable goodwill amortization.

     Goodwill and Other Intangible Assets -- Goodwill is being amortized on a straight-line basis over periods ranging from 10 to 40 years. Accumulated amortization amounted to $332.5 million at September 30, 1997 and $275.1 million at December 31, 1996. Impairment of goodwill, if any, is measured periodically on the basis of whether anticipated undiscounted operating cash flows generated by the acquired businesses will recover the recorded net goodwill balances over the remaining amortization period.

     Other intangible assets include patents, trademarks, customer contracts and other items which are being amortized on a straight-line basis over lives ranging from 2 to 30 years. At September 30, 1997 and December 31, 1996, accumulated amortization amounted to $76.9 million and $60.9 million, respectively.

     Revenue Recognition -- Revenue from the sale of services or products is recognized as services are rendered or shipments are made. Subscriber billings for services not yet rendered are deferred and taken into income as earned, and the deferred element is included in current liabilities. Revenue from the installation of electronic security systems is recognized when installations are completed.

     Contract sales for installation of fire protection systems and other construction related projects are recorded on the percentage-of-completion method. Profits recognized on contracts in process are based upon estimated contract revenue and related cost to completion. Revisions in cost estimates as contracts progress have the effect of increasing or decreasing profits in the current period. Provisions for anticipated losses are made in the period in which they first become determinable. Contract sales for the installation of underwater cable systems are also recorded on the percentage-of-completion method.

     Accounts receivable include amounts billed under retainage provisions for fire protection contracts. Retention balances of $29.2 million at September 30, 1997 which become due upon contract completion and acceptance are expected to be substantially collected during the fiscal year ending September 30, 1998 ("Fiscal 1998").

     Share Premium and Contributed Surplus -- In accordance with the Bermuda Companies Act 1981, when the Company issues shares for cash at a premium to their par value, the resulting premium is credited to a share premium account, a non-distributable reserve. When the Company issues shares in exchange for shares of another company, the excess of the fair value of the shares acquired over the par value of the shares issued by the Company is credited, where applicable, to contributed surplus, which is, subject to certain conditions, a distributable reserve.

     Income Taxes -- Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax

                            TYCO INTERNATIONAL LTD.

liabilities and assets are determined based on the differences between the consolidated financial statements and tax basis of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is required to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Research and Development -- Research and development expenditures are expensed when incurred.

     Translation of Foreign Currency -- Assets and liabilities of the Company's subsidiaries operating outside of the United States which account in a functional currency other than U.S. dollars, other than those operating in highly inflationary environments, are translated into U.S. dollars using year-end exchange rates. Revenues and expenses are translated at the average exchange rates effective during the year. Foreign currency translation gains and losses are included as a separate component of shareholders' equity. For subsidiaries operating in highly inflationary environments, inventories and property, plant and equipment, including related expenses, are translated at the rate of exchange in effect on the date the assets were acquired, while other assets and liabilities are translated at year-end exchange rates. Translation adjustments for these operations are included in net (loss) income.

     Gains and losses resulting from foreign currency transactions, the amounts of which are not material, are included in net (loss) income.

     Interest Rate Swaps, Currency Options and Other Contracts -- From time to time the Company enters into a variety of interest rate swaps, interest rate locks of future fundings, currency options and cross-currency swaps in its management of interest costs and foreign currency exposures.

     Interest rate swaps and interest rate locks hedge interest rates on certain indebtedness and involve the exchange of fixed and floating rate interest payment obligations over the life of the related agreement without the exchange of the notional amount. The interest differentials to be paid or received under interest rate swaps or locks are recognized over the life of the underlying agreement or indebtedness, respectively, as an adjustment to interest expense.

     Currency options, acquired for the purpose of hedging foreign operating income generally for periods not exceeding twelve months, are marked to market with any realized and unrealized gains or losses reflected in selling, general and administrative expenses. Under cross-currency swaps, which hedge certain net foreign investments, changes in valuation are recorded in the currency translation adjustment account. The interest differentials from swaps are recorded in interest expense.

     Use of Estimates -- The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make extensive use of certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. Significant estimates in these consolidated financial statements include allowances for doubtful accounts receivable, estimates of future cash flows associated with assets, asset impairments, useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories, estimated contract revenues and related costs, environmental liabilities, income taxes and tax valuation reserves, and the determination of discount and other rate assumptions for pension and post-retirement employee benefit expenses. Actual results could differ from those estimates.

     Net (Loss) Income Per Share -- Net (loss) income per share is calculated on the basis of net (loss) income available to common shareholders divided by the weighted average number of shares outstanding, which includes common equivalents shares to reflect stock options and warrants using the treasury stock method except where their effect would be anti-dilutive.

     Accounting Pronouncements -- In February 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share",

                            TYCO INTERNATIONAL LTD.

which is effective for fiscal years ending after December 15, 1997, including interim periods. Earlier adoption is not permitted. The statement requires restatement of all prior period earnings per share data presented after the effective date. SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share and is substantially similar to the standard recently issued by the International Accounting Standards Committee entitled International Accounting Standards, "Earnings Per Share". The Company will adopt SFAS No. 128 in Fiscal 1998 and the impact is not expected to be material.

     In June 1997, the FASB issued two additional statements. SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" are both effective for years beginning after December 15, 1997. Adoption of these standards are not expected to impact the financial results of the Company.

     Reclassifications -- Certain prior year amounts have been reclassified to conform with current year presentation.

2.  MERGERS

     Tyco's Merger with Keystone -- On August 29, 1997 Tyco consummated a merger with Keystone International, Inc. Shareholders of Keystone received 0.48726 shares of Tyco common stock in exchange for each share of Keystone outstanding. A total of approximately 17.4 million shares were issued, prior to the effect of the two-for-one stock split, as described in Note 10.

     Tyco's Merger with INBRAND -- On August 27, 1997 Tyco merged with INBRAND Corporation. Shareholders of INBRAND received 0.43 shares of Tyco common stock in exchange for each share of INBRAND outstanding. A total of approximately 5.1 million shares were issued, prior to the effect of the two-for-one stock split.

     ADT's Merger with the Former Tyco -- On July 2, 1997 a wholly-owned subsidiary of ADT merged with the Former Tyco. Shareholders of ADT, through a reverse stock split, received 0.48133 shares of the Company's common stock for each share of ADT common stock outstanding, and the Former Tyco shareholders received one share of the Company's common stock for each share of the Former Tyco common stock outstanding. A total of approximately 168.4 million shares were issued, prior to the effect of the two-for-one stock split.

     Each of the three merger transactions discussed above qualifies for pooling of interests accounting treatment, which is intended to present as a single interest, common shareholder interests which were previously independent. The historical consolidated financial statements for periods prior to the consummation of the combination are restated as though the companies had been combined during such periods. As discussed in Note 1, the consolidated financial statements for periods prior to January 1, 1997 do not include INBRAND due to immateriality. In addition, all historical common share and per share data of the Company have been retroactively restated to reflect the reverse stock split and two-for-one stock split discussed above.

     Aggregate fees and expenses related to the three mergers discussed above and to the integration of the combined companies have been expensed in the accompanying consolidated statement of operations for the nine months ended September 30, 1997 as required under the pooling of interests accounting method. This includes transaction costs of approximately $239.8 million relating to legal, printing, accounting, financial advisory services, severance costs payable at the effective time of the merger and other direct expenses. It also includes charges of approximately $678.0 million to reflect the combination of the four companies, including severance costs, integration costs, the costs associated with the elimination of excess facilities and the satisfaction of certain liabilities. In addition the Company recorded a charge of $148.4 million for the impairment of long-lived assets. See Notes 11 and 15 to the Consolidated Financial Statements.

                            TYCO INTERNATIONAL LTD.

     Combined and separate results of ADT, Former Tyco, Keystone and INBRAND for the periods preceding the merger were as follows:

                                                           FORMER
                                                 ADT        TYCO     KEYSTONE   INBRAND(I)   COMBINED
                                               --------   --------   --------   ----------   --------
                                                                   (IN MILLIONS)
Six Months ended June 30, 1997 (unaudited)
  Net sales..................................  $  923.9   $3,505.6    $331.2      $118.7     $4,879.4
  Net income (loss)..........................      47.2      244.6      22.9       (28.9)       285.8
Year ended December 31, 1996
  Net sales..................................   1,704.0    5,721.8     677.9       --         8,103.7
  Extraordinary items, net of taxes..........      (8.4)     --        --          --            (8.4)
  Net (loss) income..........................    (695.1)     348.1      41.9       --          (305.1)
Year ended December 31, 1995(ii)
  Net sales..................................   1,783.8    4,534.7     597.1       --         6,915.6
  Extraordinary items, net of taxes..........      (9.8)      (2.6)    --          --           (12.4)
  Net income.................................      21.2      214.0      19.9       --           255.1

---------------
(i) The restated combined financial statements for periods prior to January 1, 1997 do not include INBRAND due to immateriality (see Note 1).

(ii) Prior to the mergers, ADT and Keystone had calendar year ends and the Former Tyco had a June 30 fiscal year end. The historical results have been combined using a calendar year end for ADT, Former Tyco and Keystone for the year ended December 31, 1996. For 1995 the results reflect the combination of ADT and Keystone with a calendar year end and the Former Tyco with a June 30 fiscal year end. Net sales and net income for the Former Tyco for the period July 1, 1995 through December 31, 1995 (which results are not included in the historical combined results) were $2.46 billion and $136.4 million, respectively.

  ADT's Merger with Automated Security (Holdings) PLC ("ASH")

     In September 1996, ADT merged with and acquired the whole of the issued capital of ASH, a United Kingdom quoted company (the "ASH merger"). ASH is engaged in the provision of electronic security services in North America and Europe. The total consideration in respect of the whole of the issued capital of ASH consisted of the issue of 6,772,255 ADT common shares. The ASH merger was accounted for as a pooling of interests.

     The consolidated financial statements of ASH have previously been presented in pounds sterling, ASH's functional currency. For the purposes of these consolidated financial statements, ASH's consolidated financial statements have been translated into United States dollars at the appropriate exchange rates. In addition, ASH's fiscal year end was November 30. ASH has been accounted for as a pooling of interests and its results have been combined with ADT's using the November year end. The results of operations and cash flows for ASH for the month of December 1996, which have been excluded from these consolidated financial statements, are reflected as adjustments in the 1997 consolidated statements of shareholders' equity and cash flows.

                            TYCO INTERNATIONAL LTD.

     Combined and separate results of ADT and ASH for the periods preceding the ADT and ASH merger were as follows:

                                                     ADT          ASH       ADJUSTMENTS     COMBINED
                                                   --------     -------     -----------     --------
                                                                     (IN MILLIONS)
Six months ended June 30, 1996 (unaudited)
  Net sales......................................  $  715.6     $ 118.1        $--          $  833.7
  Extraordinary items, net of taxes..............      (1.2)      --           --               (1.2)
  Net loss.......................................    (347.7)     (328.9)         0.5(i)       (676.1)
Year ended December 31, 1995
  Net sales......................................   1,525.4       258.4        --            1,783.8
  Extraordinary items, net of taxes..............      (9.8)      --           --               (9.8)
  Net income (loss)..............................      41.5       (18.7)        (1.6)(ii)       21.2

---------------
(i) Income tax adjustment arising on preference share dividends accrued by the ASH group but not payable following merger.

(ii) Income tax adjustment of $0.6 million credit referred to in (i) above, and a $2.2 million charge relating to cumulative currency translation adjustments on the disposal of businesses and associates by the ASH group whose consolidated financial statements were prepared in pounds sterling -- its functional currency.

     All fees and expenses related to the ASH merger have been expensed as required under the pooling of interests accounting method. Such fees and expenses amounted to $8.8 million in 1996.

  Former Tyco's Merger with Kendall International, Inc. -- On October 19, 1994, a wholly-owned subsidiary of the Former Tyco merged with Kendall International, Inc. ("Kendall"). Shareholders of Kendall received 1.29485 shares of the Former Tyco common stock for each share of Kendall common stock. The transaction was accounted for as a pooling of interests. Accordingly, the historical financial statements of the Former Tyco and Kendall for periods prior to the consummation of the combination were restated as though the companies had been combined during such periods. Revenues and net income for the quarter ended September 30, 1994 (the most recent interim period prior to the pooling) were $827.6 million and $32.6 million, respectively, for the Former Tyco and $226.6 million and $20.7 million, respectively, for Kendall.

     All fees and expenses related to the Kendall merger and to the integration of the combined companies have been expensed as required under the pooling of interests accounting method. Such fees and expenses amounted to $37.2 million in 1995.

3.  ACQUISITIONS AND DIVESTITURES

     In addition to the mergers discussed in Note 2, in Fiscal 1997 the Company acquired companies in each of its business segments for an aggregate of $1.36 billion, including $1.34 billion in cash and the assumption of approximately $15.7 million in debt. The cash portion of the acquisitions were made utilizing cash on hand, funding from equity offering of $645.2 million as well as borrowings under the Company's uncommitted lines of credit. Each of these acquisitions was accounted for as a purchase and the results of operations of the acquired companies were included in the consolidated results of the Company from their respective acquisition dates. As a result of the acquisitions, approximately $531.7 million in goodwill and other intangibles, net of write off of purchased in-process research and development, was recorded by the Company, which reflects the adjustments necessary to allocate the individual purchase prices to the fair value of assets acquired, liabilities assumed and additional purchase liabilities recorded. Additional purchase liabilities recorded include approximately $13.8 million for transaction and other direct costs, $42.2 million for severance and related costs and $20.6 million for costs associated with the shut down and consolidation of

                            TYCO INTERNATIONAL LTD.

certain acquired facilities. At September 30, 1997 liabilities for approximately $2.2 million in transaction and other costs, $19.7 million in severance costs and $15.5 million for facility related costs remained on the balance sheet. In connection with the acquisition of AT&T's submarine systems business the Company allocated $361.0 million of the purchase price to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses. The Company expects that its termination of employees and consolidation of facilities related to these acquisitions will be substantially complete by the end of Fiscal 1998.

     The following unaudited pro forma data summarize the results of operations for the periods indicated as if these acquisitions had been completed on January 1, 1996. The pro forma data give effect to actual operating results prior to the acquisitions and adjustments to interest expense, goodwill amortization and income taxes. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions had occurred on January 1, 1996 or that may be obtained in the future. The pro forma data do not give effect to acquisitions completed subsequent to September 30, 1997.

                                                     NINE MONTHS ENDED         YEAR ENDED
                                                     SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                                     ------------------     -----------------
                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
        Sales......................................       $8,267.1              $ 9,530.4
        Loss before extraordinary item.............         (792.3)                (332.9)
        Net loss...................................         (850.6)                (341.6)
        Net loss per share.........................          (1.64)                 (0.72)

     During 1996, the Company acquired companies in each of its business segments for an aggregate of $1.1 billion, including $822.6 million in cash, 3.5 million shares of the Company's common stock valued at $130.4 million and the assumption of approximately $155.0 million in debt. The cash acquisitions were made utilizing cash on hand, proceeds of approximately $300 million of 6 1/2% public notes, as well as borrowings under the Company's uncommitted lines of credit. Each of the acquisitions was accounted for as a purchase and the results of operations of the acquired companies were included in the consolidated results of the Company from their respective acquisition dates. As a result of the acquisitions, approximately $859.2 million in goodwill was recorded by the Company, which reflects the adjustments necessary to allocate the individual purchase prices to the fair value of assets acquired, liabilities assumed and additional purchase liabilities recorded. Additional purchase liabilities recorded include approximately $27.0 million for transaction and other direct costs, $44.0 million for severance and related costs and $23.5 million for costs associated with the shut down and consolidation of certain acquired facilities. At September 30, 1997 liabilities for approximately $1.1 million in transaction and other costs, $10.4 million in severance costs and $10.9 million for facility related costs remained on the balance sheet. The Company expects to complete its termination of employees and consolidation of facilities in fiscal 1998.

     During 1996, gains arising from the ownership of long-term investments comprised a net gain of $53.4 million relating to the disposal in November 1996 of the Company's entire investment in Limelight Group plc., a United Kingdom quoted company. The net gain is included in other income (Note 12).

     During 1995, the Company acquired companies in its flow control products, disposable and specialty products, and fire and safety services segments for an aggregate of $218.0 million in cash. The acquisitions were accounted for as purchases, and the results of operations of the acquired companies were included in the consolidated results of the Company from their respective acquisition dates. The effect of these transactions on the Company's financial position and results of operations in the year of acquisition was not significant.

     During 1995, the Company disposed of an interest in its United Kingdom and Continental European vehicle auction services businesses ("European Auctions"), its entire European electronic article surveillance business and certain European electronic security services operations for net cash proceeds of $254.8 million,

                            TYCO INTERNATIONAL LTD.

notes receivable of $87.9 million, shares received of $0.9 million and deferred consideration of $5.6 million. The loss on the sale of these businesses was $36.6 million. European Auctions was sold to Integrated Transport Systems ("ITS"). As a result of this transaction the Company now holds a 10.0% interest in the ordinary share capital of ITS, valued and accounted for by the Company at a nominal amount, together with a subordinated, non-collateralized deep discount zero coupon loan note issued by ITS maturing in 2004 ("Vendor Note"). The Vendor Note has a $187.6 million aggregate principal amount at maturity with an issue price of $83.9 million, reflecting a yield to maturity of 10.0% per annum, and was originally valued by the Company at $74.6 million. There are no periodic payments of interest. As of September 30, 1997, the Vendor Note is included in long-term investments on the balance sheet and has been accounted for at its amortized cost of $94.6 million (the fair market value of the Vendor Note at September 30, 1997 amounted to $83.4 million).

     On December 29, 1995, the Company sold certain assets, including trademarks and patents, of the Curad(R) and Futuro(R) consumer healthcare products business owned by its Kendall subsidiary. Under the agreements, Kendall will continue to manufacture certain Curad(R) and Futuro(R) products for the buyer under long-term supply agreements. The Company received net cash proceeds of $49.8 million on the sale of the brand names and certain domestic assets. The Company will continue to receive other payments, including payments under royalty and noncompete agreements, through 2000. The Company has also granted to the buyer options to acquire certain additional trademarks, patents and other international assets.

     During 1991, a lengthy review and evaluation of the businesses and assets acquired in 1990 in respect of Britannia Security Group PLC ("Britannia") was undertaken by the Company. This review revealed that, at the time of the acquisition of Britannia by ADT certain assets, particularly subscriber systems installed at customer premises, had been included in the consolidated financial statements of Britannia at values materially in excess of their net realizable value. During 1992 the Company commenced legal proceedings against Britannia's auditors at the time of acquisition, BDO Binder Hamlyn ("BDO"), to seek recovery of the damages suffered. In December 1995 the High Court of Justice in England awarded damages of approximately $160 million (including interest) against BDO, plus the reimbursement of certain legal costs incurred in connection with the litigation. BDO then appealed against the judgment. In December 1996 the Company and BDO entered into a settlement agreement, subject to completion of certain additional documentation which was signed in February 1997, which included the payment to the Company of $77.5 million in cash together with a further deferred payment of $8.6 million, in full and final settlement of the aforementioned proceedings, including the judgment, accrued interest and costs. As a result of the settlement BDO have withdrawn their appeal. The net gain arising on this settlement amounted to $69.7 million, of which $65.0 million was included in other income and $4.7 million was included in interest income in 1996.

                            TYCO INTERNATIONAL LTD.

4.  INDEBTEDNESS

     Long-term debt is as follows:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1997              1996
                                                                 -------------     ------------
                                                                         (IN MILLIONS)
    Bank and acceptance facilities.............................    $    56.4         $   50.6
    Bank credit agreement(i)...................................      1,400.0            100.0
    Bank credit agreement -- ADT(i)............................      --                  83.0
    Uncommitted lines of credit(ii)............................         38.5            254.7
    Variable rate term loan due 1998(iii)......................         97.1           --
    8.125% public notes due 1999(iv)...........................         10.5            144.9
    8.25% senior notes due 2000(iv)............................          9.5            250.0
    6.34% senior notes due 2000 -- Keystone....................         45.0             45.0
    6.5% public note due 2001(v)...............................        298.7            298.5
    Sterling denominated bank facility due 2002(vi)............        137.5           --
    9.25% senior subordinated notes due 2003(iv)...............         14.1            294.1
    6.375% public notes due 2004...............................        104.5            104.4
    9.5% convertible capital bonds due 2006(vii)...............      --                  75.6
    Zero coupon Liquid Yield Option Notes due 2010(viii).......        259.6            326.8
    9.5% public debentures due 2022(iv)........................         49.0            199.6
    8.0% public debentures due 2023............................         50.0             50.0
    Other......................................................        160.2            189.1
                                                                    --------         --------
    Total debt.................................................      2,730.6          2,466.3
    Less current portion.......................................        250.0            587.9
                                                                    --------         --------
    Long-term debt.............................................    $ 2,480.6         $1,878.4
                                                                    ========         ========

---------------
(i) In June 1997, Former Tyco renegotiated its $300 million credit agreement with a group of commercial banks and increased it to $1.75 billion giving it the right to borrow (a) up to $500 million until December 1997, (b) up to $750 million until June 1998 and (c) up to $500 million until June 2002. The principal amounts then outstanding will be due and payable at those times. Interest payable on borrowings is variable based upon Former Tyco's option of selecting a Eurodollar rate plus margins ranging from 0.175% to 0.195%, a certificate of deposit rate plus margins ranging from 0.30% to 0.32% or a base rate, as defined. In July 1997, Former Tyco borrowed $600 million under the new credit agreement to partially fund the acquisitions discussed in Note 3. Also in July 1997, Former Tyco borrowed $800 million under the new credit agreement to fund the debt tenders discussed below. The weighted average interest rate for these borrowings was 5.93%. Repayment of amounts outstanding under this agreement is guaranteed by Tyco.

      Subsequent to fiscal year end, Former Tyco terminated the $500 million component of the agreement due in December 1997. The balance outstanding was repaid through the issuance of $475 million private placement notes, of which $225 million are due in March 1998 and $250 million are due in June 1998. These notes bear interest at LIBOR plus 0.25%. The $475 million private placement notes, in addition to the remainder of the $1.4 billion credit agreement which become due in fiscal 1998 have been classified as long term liabilities based on the Company's ability and intent to refinance these obligations on a long term basis. The specific terms of the refinancing have not been finalized.

      During Fiscal 1997, ADT Operations, Inc., a wholly-owned subsidiary of the Company, canceled its $200 million senior, revolving bank credit agreement.

                            TYCO INTERNATIONAL LTD.

(ii) Uncommitted lines of credit are borrowings by Tyco US from commercial banks on an "as offered" basis. Borrowings and repayments occur daily and contain no specific terms other than due dates and interest rates. The due dates generally range from overnight to 90 days, and interest rates approximate those available under Tyco US's credit agreement. The weighted average interest rate was 6.0% at September 30, 1997.

(iii) In May 1997, a Tyco subsidiary entered into a L60 million term loan, due in March 1998, with a bank to refinance certain intercompany loans with external debt. Interest payable on borrowings are variable based upon U.K. LIBOR plus 0.35%. The interest rate at September 30, 1997 was 7.60%.

(iv) In July 1997, Tyco US tendered for its $145.0 million 8.125% public notes due 1999 and $200.0 million 9.5% public debentures due 2022, and ADT Operations, Inc. tendered for its $250.0 million 8.25% senior notes due 2000 and $294.1 million 9.25% senior subordinated notes due 2003. The percentage of debt tendered was 92.8% of the 8.125% notes, 75.5% of the 9.5% debentures, 96.2% of the 8.25% notes and 95.2% of the 9.25% notes. The two companies paid an aggregate amount, including accrued interest, of approximately $900.8 million to the note holders, of which $800.0 million was financed from the new credit agreement discussed above. In connection with the tender, the Company recorded an after-tax charge of approximately $58.3 million, net of related income tax benefit of $33.0 million, primarily representing unamortized debt issuance fees and the premium paid, which was reported as an extraordinary loss (Note 13).

      The $250.0 million 8.25% senior notes due August 2000 were issued in August 1993, through a public offering, by ADT Operations, Inc. and are guaranteed on a senior basis by the Company and certain subsidiaries of ADT Operations, Inc. The senior notes are not redeemable prior to maturity.

      The $294.1 million 9.25% senior subordinated notes due August 2003 were issued in August 1993, through a public offering, by ADT Operations, Inc., and are guaranteed on a senior subordinated basis by the Company. The notes are redeemable in whole or in part, at the option of ADT Operations, Inc., at any time after August 1998 at the following redemption prices: during the twelve month period beginning (a) August 1998 at 103.75%, (b) August 1999 at 102.50%, (c) August 2000 at 101.25%, and thereafter at 100.00% of the principal amount. During 1996 the Company reacquired in the market $23.1 million face value of the senior subordinated notes at a purchase cost of $24.0 million which was financed from cash on hand. The loss arising on reacquisition of $0.9 million, and related costs of $0.5 million, were included in extraordinary items (Note 13).

      In conjunction with the tenders described above, ADT Operations, Inc., through consent of the holders of the senior and senior subordinated notes, eliminated in the indentures pursuant to which such notes were issued (a) certain restrictive covenants and provisions and references to such restrictive covenants, (b) certain events of default to the extent relating to such restrictive covenants and (c) certain definitions to the extent relating to such restrictive covenants and events of default.

(v) In October 1996, Tyco US issued $300.0 million principal amount of 6.5% notes due 2001. The net proceeds were used to redeem debt assumed with the acquisition of Carlisle Plastics, Inc. as well as to reduce certain amounts outstanding under Tyco US' credit agreement and uncommitted lines of credit.

(vi) In March 1997, ADT Finance entered into a sterling denominated bank credit facility of which $137.5 million (L85 million) is a term loan facility and $8 million is a revolving credit facility. The term loan facility was fully drawn down and was used to repay in part the $26 million drawn down under another sterling denominated bank credit facility entered into in January 1997. The new facility has a term of five years and is guaranteed by the Company and certain of its subsidiaries. Interest is payable at LIBOR plus a margin. The interest rate at September 30, 1997 was 7.73%.

(vii) In December 1996, ASH Capital Finance (Jersey) Limited gave notice to all bond holders that in January 1997 it would redeem all of the capital bonds then outstanding at a price equating to the denomination of each capital bond together with all accrued interest due. Accordingly, in January 1997 the capital bonds were fully redeemed at their carrying amount, which was financed from cash on hand and amounts drawn down under the sterling denominated bank credit facility.

                            TYCO INTERNATIONAL LTD.

(viii) In July 1995, ADT Operations, Inc. issued $776.3 million aggregate principal amount at maturity of its zero coupon subordinated Liquid Yield Option Notes ("LYONs") maturing July 2010. The net proceeds of the issue amounted to $287.4 million which was used to repay in full all amounts outstanding under ADT Operations Inc.'s previous bank credit agreement, which was subsequently canceled. The issue price per LYON was $383.09, being 38.309% of the principal amount of $1,000 per LYON at maturity, reflecting a yield to maturity of 6.5% per annum (computed on a semi-annual bond equivalent basis). The discount amortization on the LYONs is being charged as interest expense through the consolidated statements of operations on a basis linked to the yield to maturity. The LYONs discount amortization for Fiscal 1997 amounted to $15.9 million (1996 -- $20.3 million; 1995 -- $9.4 million). Each LYON is exchangeable for common shares of the Company at the option of the holder at any time prior to maturity, unless previously redeemed or otherwise purchased by ADT Operations, Inc., at an exchange rate of 27.176 common shares per LYON. During 1997 and 1996, respectively, 188,290 and 619 Notes with carrying values of $83.0 and $0.3 million were exchanged for 5,116,923 and 16,820 common shares of the Company. Any LYON will be purchased by ADT Operations, Inc., at the option of the holder, as of July 2002 for a purchase price per LYON of $599.46. At this time, if the holder exercises the option, the Company has the right to deliver all or a portion of the purchase price in the form of common shares of the Company. Beginning July 2002, the LYONs are redeemable for cash at any time at the option of ADT Operations, Inc., in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption. The LYONs are guaranteed on a subordinated basis by the Company. If, on or prior to maturity, there is a change in control, as defined, the holder has the right to require ADT Operations, Inc. to purchase the LYONs at the change in control purchase price, as defined.

     The average rate of interest on all long-term debt during the nine months ended September 30, 1997 was 7.6% (1996 -- 8.0%; 1995 -- 8.3%).

     The aggregate amounts of total debt maturing during the next five years are as follows (in millions): $250.0 in Fiscal 1998, $932.6 in Fiscal 1999, $93.5 in Fiscal 2000, $817.1 in Fiscal 2001 and $56.9 in Fiscal 2002.

     At September 30, 1997, the Company had an interest rate swap agreement with a financial institution having a total notional amount of $50 million, which effectively converts fixed rate debt to variable rate debt. Under this agreement, the Company will receive payments at an average fixed rate of 5.56% and will make payments based on six month LIBOR, which, at September 30, 1997, was 5.84%. This agreement expires in March 1998. The impact of the Company's interest rate swap activities on its weighted average borrowing rate was not material in any year. The impact on reported interest was a reduction of $0.8 million, a reduction of $1.8 million, and an increase of $1.0 million for Fiscal 1997, 1996, and 1995, respectively.

     At September 30, 1997, the Company had interest rate lock agreements with a financial institution for a total notional amount of $500 million. These instruments hedge the cost of indebtedness and any resulting interest differentials to be paid or received will be recognized over the term of the indebtedness. At September 30, 1997, the fair value of the interest rate locks was $12.3 million in excess of the notional amount.

5.  SALE OF ACCOUNTS RECEIVABLE

     The Company has an agreement under which one of its operating subsidiaries sells a defined pool of trade accounts receivable to a limited purpose subsidiary of the Company. The subsidiary, a separate corporate entity, owns all of its assets and sells participating interests in such accounts receivable to creditors who, in turn, purchase and receive ownership and security interests in those assets. As collections reduce accounts receivable included in the pool, the operating subsidiary sells new receivables. The limited purpose subsidiary has the risk of credit loss on the receivables and, accordingly, the full amount of the allowance for doubtful

                            TYCO INTERNATIONAL LTD.

accounts has been retained on the Company's consolidated balance sheet. At September 30, 1997, the $300 million available under the program was fully utilized. At December 31, 1996 the $225 million available under the program was fully utilized. The proceeds from the sales were used to reduce borrowings under uncommitted lines of credit and are reported as operating cash flows in the Company's Consolidated Statement of Cash Flows. The proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs of issuing its own commercial paper backed by these accounts receivable. The discount from the face amount is accounted for as a loss on the sale of receivables of $10.4 million, $12.1 million, and $8.2 million during Fiscal 1997, 1996 and 1995, respectively, and has been included in selling, general and administrative expense in the Company's Consolidated Statement of Operations. The operating subsidiary, as servicing agent for the purchaser, retains collection and administrative responsibilities for the participating interests in the defined pool.

6.  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash in banks, temporary investments, accounts receivable and debt. The Company also has currency options (notional amount of $54.0 million), as well as interest rate swaps. At September 30, 1997 and at December 31, 1996 the fair value of interest rate swaps approximated book value, and the fair value of long-term debt was approximately $2,482.6 million (book value of $2,480.6 million), based on current interest rates. The fair value of financial instruments included in working capital approximated book value.

     None of the Company's financial instruments represent a concentration of credit risk as the Company deals with a variety of major banks worldwide and its accounts receivable are spread among a number of major industries, customers and geographic areas. None of the Company's off-balance sheet financial instruments would result in a significant loss to the Company if a counterparty failed to perform according to the terms of its agreement.

7.  INCOME TAXES

     The (benefit) provision for income taxes and the reconciliation between the notional United States federal income taxes at the statutory rate on consolidated (loss) income before taxes and the Company's income tax provision are as follows:

                                                           NINE
                                                       MONTHS ENDED             YEAR ENDED
                                                       SEPTEMBER 30,           DECEMBER 31,
                                                       -------------         -----------------
                                                           1997               1996       1995
                                                       -------------         ------     ------
                                                                    (IN MILLIONS)
    Notional U.S. federal income taxes at the
      statutory rate.................................     $(206.4)           $(21.5)    $166.6
    Adjustments to reconcile to the Company's income
      tax provision:
      U.S. state income tax provision, net...........        16.2              22.4       19.1
      SFAS 121 impairment............................        49.6             150.2       --
      Non U.S. net losses (earnings).................       121.4              75.5       14.4
      Provision for unrepatriated earnings of
         subsidiaries................................        64.1              --         --
      Nondeductible restructuring charges............       112.9              --         --
      Other..........................................        29.2               8.9        8.5
                                                           ------            ------     ------
      Provision for income taxes.....................       187.0             235.5      208.6
      Deferred benefit (provision)...................       257.4             (38.6)     (43.4)
                                                           ------            ------     ------
      Current provision..............................     $ 444.4            $196.9     $165.2
                                                           ======            ======     ======

                            TYCO INTERNATIONAL LTD.

     The provisions for Fiscal 1997, 1996, and 1995 included $101.1 million, $45.3 million and $38.8 million, respectively, for non-U.S. income taxes. The non-U.S. component of (loss) income before income taxes was $(183.9) million, $(117.7) million and $69.5 million, for Fiscal 1997, 1996, and 1995, respectively. In accordance with Accounting Principals Board Opinion No. 23, a provision of $64.1 million has been made for undistributed earnings of subsidiaries. The remaining earnings are expected to be permanently reinvested.

     The deferred income tax balance sheet accounts result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes. The components of the net deferred income tax asset are as follows:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1997              1996
                                                                 -------------     ------------
                                                                 (IN MILLIONS)
    Deferred tax assets:
      Accrued liabilities and reserves.........................    $   603.4         $  228.8
      Accrued postretirement benefit obligation................         59.5             60.2
      Tax loss carryforwards...................................        284.7            319.7
      Interest.................................................         92.7             51.8
      Other....................................................          5.1             21.6
                                                                      ------           ------
                                                                     1,045.4            682.1
                                                                      ------           ------
    Deferred tax liabilities:
      Property, plant and equipment............................       (433.4)          (393.2)
      Contracts................................................         (6.1)            (6.8)
      Accrued liabilities and reserves.........................        (17.0)           (12.2)
      Other....................................................        (14.7)           (38.8)
                                                                      ------           ------
                                                                      (471.2)          (451.0)
                                                                      ------           ------
      Net deferred income tax asset before valuation
         allowance.............................................        574.2            231.1
      Valuation allowance......................................       (115.4)          (156.3)
                                                                      ------           ------
      Net deferred income tax asset............................    $   458.8         $   74.8
                                                                      ======           ======

     As of September 30, 1997, the Company had approximately $223.6 million of net operating loss carryforwards in certain non-U.S. jurisdictions. Of these, $204.1 million have no expiration, and the remaining $19.5 million will expire in future years to 2004. U.S. operating loss carryforwards at September 30, 1997 were approximately $578.8 million and will expire in future years to 2011. A valuation allowance has been provided for operating loss carryforwards that are not expected to be utilized. During Fiscal 1997, the Company had a $37.8 million reduction of its valuation allowance, as a result of a change in estimate as to realization, with a corresponding reduction in intangible assets.

     In the normal course, the Company and its subsidiaries' income tax returns are examined by the regulatory tax authorities and, in connection with such examinations, significant assessments could arise. During 1995, the United States Internal Revenue Service ("IRS") examined the Former Tyco's 1991 and 1992 income tax returns. In connection with such examination, one item is currently under review by the IRS National Office which could result in a significant assessment of additional taxes. Ultimate resolution of this matter is not expected to have a material adverse effect on the Company's financial position, results of operations or liquidity.

                            TYCO INTERNATIONAL LTD.

8.  KEY EMPLOYEE LOAN PROGRAM

     Loans are made by the Former Tyco to employees of the Company under the Former Tyco 1983 Key Employee Loan Program for the payment of taxes upon the vesting of shares granted under the Former Tyco's Restricted Stock Ownership Plans. The loans are unsecured and bear interest, payable annually, at a rate which approximates the Former Tyco's incremental short-term borrowing rate. Loans are generally repayable in ten years, except that earlier payments are required under certain circumstances. Loans under this program were $12.3 million and $15.3 million at September 30, 1997 and December 31, 1996, respectively.

9.  CONVERTIBLE REDEEMABLE PREFERENCE SHARES

     The Company has authorized (a) 225,000 5 3/4% convertible cumulative redeemable preference shares of $1 each, (b) 500,000 6% convertible cumulative redeemable preference shares of $1 each and (c) 125,000,000 convertible cumulative redeemable preference shares of $1 each, of which none was outstanding at September 30, 1997 or December 31, 1996. Of the 125,000,000 convertible cumulative redeemable preference shares authorized, 7,500,000 have been classified as Series A First Preference Shares and are reserved for issuance pursuant to the Shareholder Rights Plan described below. Rights as to dividends, return of capital, redemption, conversion, voting and otherwise of the remaining 117,500,000 convertible cumulative redeemable preference shares of $1 each, none of which are issued and outstanding, may be determined by the Company on or before the time of allotment.

     In November 1996, the Board of Directors of ADT adopted a Shareholder Rights Plan, which was amended in March 1997 and July 1997 (the "Plan"). Under the Plan, each common shareholder has received a distribution of rights for each common share held. After giving effect to the exchange ratio related to the merger between ADT and Former Tyco and the two-for-one stock split distributed on October 22, 1997, the number of Rights associated with each common share is
1.03879. Each right entitles the holder to purchase from the Company shares of a new series of first preference shares at an initial purchase price of $90 per one-hundredth of a first preference share. The rights will become exercisable and will detach from the common shares a specified period of time after any person becomes the beneficial owner of 15% or more of the Company's common shares, or commences a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Company's common shares. Once exerciseable each right will entitle the holder, other than the acquiring person, to purchase, for the rights purchase price, common shares having a market value of twice the rights purchase price.

     If, following an acquisition of 15% or more of the Company's common shares, the Company is involved in any mergers or other business combinations or sells or transfers more than 50% of its assets or earnings power, each right will entitle the holder to purchase, for the rights purchase price, common shares of the other party to such transaction, having a market value of twice the rights purchase price. The merger between ADT and the Former Tyco (see Note 2) was specifically excluded from these provisions by an amendment to the Plan in July 1997.

     The Company may redeem the rights at a price of $0.01 per right at any time prior to the specified period of time after a person has become the beneficial owner of 15% or more of the Company's common shares. The rights will expire in November 2005 unless exercised or redeemed earlier.

     In the event of liquidation of the Company, the holders of all of the Company's convertible redeemable preference shares are together entitled to payment to them of the amount for which the preference shares were subscribed and any unpaid dividend, prior to any payment to the common shareholders.

                            TYCO INTERNATIONAL LTD.

10.  SHAREHOLDERS' EQUITY

     During the last quarter of Fiscal 1997, the Board of Directors declared a two-for-one stock split effected in the form of a 100% stock dividend on the Company's common shares. Per share amounts and share data have been retroactively adjusted to reflect the stock split.

     In January 1997, the Former Tyco filed a shelf registration to enable it to offer from time to time unsecured debt securities or shares of common stock, or any combination of the foregoing, at an aggregate initial offering price not to exceed $900 million. In March and April 1997, the Former Tyco sold an aggregate of 23,000,000 shares of common stock off the shelf at $28.88 per share. The net proceeds from the sale of $645.2 million were used to repay indebtedness incurred for previous acquisitions.

     Prior to the merger of ADT with the Former Tyco, the shareholders of ADT approved the consolidating of $0.10 par value common shares into new $0.20 par value common shares and an increase in the number of authorized common shares to 750,000,000. Per share amounts and per share data have been retroactively adjusted to reflect the consolidation into new par value shares. Information with respect to ADT common shares and options has been retroactively restated in connection with the merger on July 2, 1997 to reflect the reverse stock split in the ratio of 0.48133 share of ADT for each share or option outstanding and the issuance of one share for each share of the Former Tyco outstanding (see Note
2). Information with respect to Keystone and INBRAND common shares and options have been retroactively restated in connection with their mergers with Tyco to reflect their applicable merger exchange ratios of 0.48726 and 0.43, respectively.

     All treasury shares held were retired in Fiscal 1997.

     Restricted Stock -- The Former Tyco's 1978 Restricted Stock Ownership Plan (the "1978 Plan") provided for the award of 9,600,000 shares of common stock to key employees through November 30, 1988. Under the 1978 Plan, 9,547,400 shares were granted, net of surrenders. The 1983 Restricted Stock Ownership Plan (the "1983 Plan") provided for the award of 13,600,000 shares of common stock to key employees through October 18, 1993. Under the 1983 Plan, 13,465,200 shares were awarded, net of surrenders. The Former Tyco's 1994 Restricted Stock Ownership Plan (the "1994 Plan"), which was assumed by the Company, provides for the award of an initial amount of shares of common stock plus an amount equal to one-half of one percent of the total shares outstanding at the beginning of each fiscal year. At September 30, 1997, there were 5,858,268 shares available, of which 2,744,424 shares had been granted. Common shares are awarded subject to certain restrictions with vesting varying over periods of up to ten years.

     For grants which vest based on certain specified performance criteria, the fair market value of the shares at the date of vesting is expensed over the period the performance criteria are measured. For grants that vest through passage of time, the fair market value of the shares at the time of the grant is amortized (net of tax benefit) to expense over the period of vesting. The unamortized portion of deferred compensation expense is recorded as a reduction of shareholders' equity. Recipients of all restricted shares have the right to vote such shares and receive dividends. Income tax benefits resulting from the vesting of restricted shares, including a deduction for the excess, if any, of the fair market value of restricted shares at the time of vesting over their fair market value at the time of the grants and from the payment of dividends on unvested shares are credited to contributed surplus.

     Keystone also issued restricted shares under its incentive stock plans. Shares issued under the stock grant plans are owned by the employees at the time of grant, subject to certain restrictions, principally continued employment with Keystone for a period set by the committee, typically ranging from one to ten years. Upon consummation of the merger between Tyco and Keystone, all such restrictions on the Keystone restricted stock grants lapsed.

                            TYCO INTERNATIONAL LTD.

     The total compensation cost expensed for these stock-based compensation awards was $48.5 million, $15.8 million and $9.3 million for fiscal 1997, 1996 and 1995, respectively, including $29.6 million in Fiscal 1997 related to accelerated vesting in connection with changes in control provisions.

     Tyco Stock Options -- The Company has granted employee share options which were issued under five fixed share option plans and schemes which reserve common shares for issuance to the Company's executives and managers. The majority of options have been granted under the Tyco International Ltd. Long Term Incentive Plan (formerly known as the ADT 1993 Long-Term Incentive Plan -- the "Incentive Plan"). The Incentive Plan was originally approved by shareholders of ADT in October 1993 and certain subsequent amendments to the Incentive Plan were approved by shareholders of ADT in April 1996 and July 1997. The Incentive Plan is administered by the compensation committee of the Board of Directors of the Company, which consists exclusively of independent non-executive directors of the Company. Options are generally granted to purchase the Company common shares at prices which equate to or are above the market price of the common shares on the date the option is granted. Conditions of vesting are determined at the time of grant. Certain options have been granted in which participants were required to pay a subscription price as a condition of vesting. Options which have been granted under the Incentive Plan to date have generally vested and become exercisable in installments over a three year period from the date of grant and have a maximum term of ten years. The Company has reserved 44.0 million common shares for issuance under the Incentive Plan. At September 30, 1997 there were 10,869,346 shares available for future grant.

     In connection with the mergers occurring in Fiscal 1997 (see Note 2), all of the options outstanding under the Former Tyco, Keystone and INBRAND stock option plans were assumed by Tyco's Incentive Plan. These options are administered under the Incentive Plan but retain all of the rights, terms and conditions of the respective plans under which they were originally granted.

     During 1995, the Former Tyco established a stock option plan under which certain employees, excluding officers and directors, have been granted options to purchase common stock at a price equal to fair market value on the date of grant. The options vest on a pro-rata basis over five years, with 50% becoming exercisable at the end of the third year and the remaining exercisable at the end of the fifth year. Grants are for periods generally not in excess of ten years.

     Keystone granted share options under its incentive stock option plans for the benefit of its key employees and directors. Stock options were generally issued at exercise prices which are not less than the fair market value at the date of grant. The options vest after one to five years and expire after five to ten years from the date of grant.

     During 1993, INBRAND adopted The INBRAND Corporation Stock Incentive Plan ("the INBRAND Incentive Plan"). Awards under the INBRAND Incentive Plan were in the form of qualified and non-qualified stock options and/or stock appreciation rights (SAR's). Grants under the INBRAND Incentive Plan could be made to any employee of INBRAND, any Director of the company, or any other person to whom the Compensation Committee determines that making such a grant is in the best interests of the company. The INBRAND Incentive Plan provides for a performance-based stock option format which governs the vesting of option awards. The INBRAND Incentive Plan provided that the exercise price shall not be less than the fair market value of the common stock as of the determination or grant date. Each option granted will be exercisable only during the term fixed by the Compensation Committee, with such term ending from five to ten years after the grant date. If an option holder is still employed by the company thirty days prior to the option's expiration date, the options will fully vest. The INBRAND Incentive Plan contains provisions that restrict the transferability of grants and limit their exercise in the event of termination of employment or the disability or death of the grantee.

                            TYCO INTERNATIONAL LTD.

     The movement in share options outstanding for all plans since January 1, 1995 has been as follows:

                                                                                    WEIGHTED
                                                                                    AVERAGE
                                                                                    EXERCISE
                                                                    OUTSTANDING      PRICE
                                                                    -----------     --------
    At January 1, 1995............................................   18,713,144      $ 9.35
      Granted.....................................................    9,315,522       13.26
      Exercised...................................................   (6,701,240)       3.96
      Canceled....................................................   (1,153,649)      10.59
                                                                     ----------
    At December 31, 1995..........................................   20,173,777       12.91
      Effect of Former Tyco's excluded activity...................       39,500
      Assumed from acquisitions...................................    1,090,212       16.27
      Granted.....................................................    7,896,075       17.14
      Exercised...................................................   (2,765,668)      10.57
      Canceled....................................................     (832,694)      16.65
                                                                     ----------
    At December 31, 1996..........................................   25,601,202       14.49
      Adjustment for INBRAND merger (Note 1)......................      895,128       20.37
      Granted.....................................................    8,524,470       36.31
      Exercised...................................................   (2,111,636)      11.01
      Canceled....................................................     (594,442)      18.64
                                                                     ----------
    At September 30, 1997.........................................   32,314,722       20.22
                                                                     ==========

     The following table summarizes information about outstanding and exercisable options at September 30, 1997:

                                  OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                     ----------------------------------------------       -------------------------
                                                        WEIGHTED
                                       WEIGHTED          AVERAGE                           WEIGHTED
                                       AVERAGE          REMAINING                          AVERAGE
    RANGE OF           NUMBER          EXERCISE        CONTRACTUAL          NUMBER         EXERCISE
EXERCISE PRICES      OUTSTANDING        PRICE         LIFE -- YEARS       EXERCISABLE       PRICE
----------------     -----------       --------       -------------       -----------      --------
$ 0.00 to $ 4.95          24,098        $ 2.32             3.4                24,098        $ 2.32
  6.93 to   7.60          31,390          7.59             4.7                31,390          7.59
  8.31 to   8.97         766,769          8.50             6.2               766,769          8.50
  9.14 to  13.35      11,048,080         12.17             7.2             5,068,663         10.91
 13.58 to  16.56       8,530,673         15.55             6.1             8,303,451         15.54
 17.14 to  29.06       4,287,157         21.98             8.0             1,530,119         23.85
 29.25 to  38.31       7,123,011         37.16             9.6                22,511         29.74
 40.42 to  52.82         503,544         41.04             9.3                30,344         50.61
                      ----------                                          ----------
                      32,314,722                                          15,777,345
                      ==========                                          ==========

  Stock-Based Compensation -- During 1996, the Company was required to adopt SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows companies to measure compensation cost in connection with executive share option plans and schemes using a fair value based method, or to continue to use an intrinsic value based method which generally does not result in a compensation cost. The Company has decided to continue to use the intrinsic value based method and no compensation cost has been

                            TYCO INTERNATIONAL LTD.

recorded. Had the fair value based method been adopted consistent with the provisions of SFAS 123, the Company's proforma net (loss) income and proforma net (loss) income per common share for Fiscal 1997, 1996 and 1995 would have been as follows:

                                                         1997        1996        1995
                                                        -------     -------     -------
        Net (loss) income -- proforma (in millions)...  $(854.0)    $(335.0)    $ 250.9
        Net (loss) income per common
          share -- proforma...........................    (1.64)       (.70)        .53

     The estimated weighted average fair value of Tyco, Former Tyco and INBRAND options granted during Fiscal 1997 was $12.15, $9.55 and $37.17, respectively, on the date of grant using the option-pricing model and assumptions referred to below. There were no stock option grants for Keystone in Fiscal 1997.

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used for Fiscal 1997:

                                                             TYCO      FORMER TYCO      INBRAND
                                                           --------    ------------    ----------
    Expected stock price volatility...................        22%           22%            55%
    Risk free interest rate...........................      6.07%         6.34%          6.26%
    Expected annual dividends.........................     $0.10         $0.10             --
    Expected life of options..........................     5 years       5 years       6.4 years

     The following weighted average assumptions were used for 1996 and 1995:

                                             1996                                      1995
                            ---------------------------------------   ---------------------------------------
                               ADT        FORMER TYCO      KEYSTONE      ADT        FORMER TYCO      KEYSTONE
                            ----------  ----------------   --------   ----------  ----------------   --------
Expected stock price
  volatility..............      28%            22%           26%          28%            22%           26%
Risk free interest rate...     5.9%           5.8%          6.4%         5.9%           5.8%          6.1%
Expected annual
  dividends...............      --      $0.10 per share     3.8%          --      $0.10 per share     3.8%
Expected life of
  options.................  3.7 years      3.7 years       7 years    3.7 years      3.7 years       6 years

     The effects of applying SFAS 123 in this proforma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995 and additional awards in future years are anticipated.

  Stock Warrants -- The Company has outstanding warrants to purchase common stock at per share exercise prices of $2.99 (the "A Warrants") and $3.98 (the "B Warrants"), respectively (together, the "Warrants"). The Warrants expire on July 7, 1999. During fiscal 1997, 36,532 A warrants and 25,000 B warrants were exercised. During 1996, 30,240 A Warrants and 25,120 B Warrants were exercised. During 1995, 5,198,256 A Warrants and 5,438,868 B Warrants were exercised. At September 30, 1997, 234,136 A Warrants and 150,542 B Warrants were outstanding.

     In July 1996, as part of the then agreement to combine with Republic Industries, Inc. ("Republic"), ADT granted to Republic a warrant (the "Warrant") to acquire 14,439,900 common shares of the Company at an exercise price of $20.78 per common share. Following termination of the agreement to combine with Republic, the Warrant vested and was exercisable by Republic in the six month period commencing September 27, 1996. In March 1997, the Warrant was exercised by Republic and the Company received $300 million in cash.

     Dividends -- In the third quarter of Fiscal 1997 the Company declared a cash dividend of $0.025 per share. The dividend was paid on November 11, 1997 to shareholders of record on October 1, 1997. Former Tyco declared cash dividends of $0.025 per Former Tyco common share in each of the first two quarters in Fiscal 1997 preceding the merger and Former Tyco declared cash dividends of $0.10 per Former Tyco

                            TYCO INTERNATIONAL LTD.

common share in 1996 and 1995. ADT paid no dividends on its common shares in Fiscal 1997, 1996, and 1995. Keystone declared quarterly dividends of $0.19 per share in each of the three quarters in Fiscal 1997 and $0.76 per share in 1996 and 1995.

11.  CHARGE FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

     Charges for the impairment of long-lived assets are as follows:

                                                              1997       1996      1995
                                                             ------     ------     ----
                                                                   (IN MILLIONS)
        Fire and Security Services.........................  $118.8     $731.7     $--
        Flow Control Products..............................    29.6       --        8.2
        Disposable and Specialty Products..................    --         13.0      --
                                                             ------     ------     ----
                                                             $148.4     $744.7     $8.2
                                                             ======     ======     ====

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires the recoverability of the carrying value of long-lived assets, primarily property, plant and equipment and related goodwill and other intangible assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Under SFAS 121 impairment losses are recognized when expected future cash flows are less than the assets' carrying value. When indicators of impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and future undiscounted cash flows of the underlying business. The net book value of the underlying assets are adjusted if the sum of expected future cash flows is less than book value.

  1997 Charges

     The Company recorded charges of $148.4 million for the impairment of long-lived assets in Fiscal 1997.

     The Fire and Security Services group recorded a charge of $118.8 million. This includes $98.8 million related to subscriber security systems installed at customers' premises in the United States and Canada, determined following a review of the carrying value of the assets. It also includes an impairment in the carrying value of goodwill of $20.0 million resulting from the combination of ADT's electronic security business with that of Former Tyco.

     The Flow Control Products group recorded a charge of $29.6 million reflecting an impairment in the carrying value of goodwill resulting from the combination of Keystone's valve manufacturing and distribution business with that of Former Tyco.

  1996 Charges

     Following the adoption of SFAS 121, in particular the change in methodology requiring the Company to evaluate assets at the lowest level of asset grouping, rather than on an aggregate basis, the Company recorded a charge of $731.7 million in the Fire and Security Services segment relating to the electronic security services business of ADT. The assets principally comprise subscriber systems installed at customers' premises, which are included in property, plant and equipment and the related goodwill and other intangible assets.

     Of this charge, $397.1 million related to an impairment in the carrying value of subscriber systems, principally in the commercial sector, including the related goodwill, which principally arose on the acquisition of ADT Security Services in 1987. Since 1989, the Company's electronic security services operations in the residential sector have developed at a very rapid rate based principally on internally generated growth. As a consequence, the Company's operations in the commercial sector, which were acquired principally in 1987,

                            TYCO INTERNATIONAL LTD.

have now been complemented by a significant residential electronic security services operation and operations have been reorganized along separate commercial and residential business lines, rather than on an aggregate geographic basis. When the financial projections and estimated cash flows of the commercial sector were analyzed separately, they indicated that the carrying value of the related assets may not be fully recoverable. The impairment charge amounted to $303.4 million in the United States, $56.7 million in Canada and $37.0 million in Europe.

     The remaining $334.6 million impairment charge relates to the electronic security services of the ASH Group which principally arose on the acquisition of certain of the businesses of Modern Security Systems in 1989 and 1990, API Security in 1989 and the Sonitrol Group in 1992. After a review of the carrying value of subscriber systems and related goodwill and other intangibles in connection with a reorganization of both the commercial and residential business sectors to address, in part, changes in the electronic security services business environment and performance similar to those being addressed by the ADT group, an impairment charge in the carrying values of the assets was recorded. In addition, the aggregate fair value of ADT common shares issued to ASH shareholders was significantly less than ASH's consolidated net asset value. It was for all of these reasons that the Company reviewed the assets for impairment upon adoption of SFAS 121. The impairment charge amounted to $211.2 million in the United Kingdom and $123.4 million in the United States.

     An impairment charge of $13.0 million was recorded in the Company's vehicle auction business, included in the Disposable and Specialty Products segment, relating to an impairment in the carrying value of property and related improvements, including related goodwill, which principally arose on the acquisition of ADT Automotive in 1987.

  1995 Charges

     In connection with the divestiture of underperforming assets associated with their 1995 restructuring charge (see Note 15), Keystone recognized a charge of $8.2 million relating to the impairment of certain long-lived assets held for sale as part of the divestiture.

12.  OTHER INCOME LESS EXPENSES

     Other Income Less Expenses consists of the following:

                                                             1997       1996      1995
                                                            ------     ------     -----
                                                                   (IN MILLIONS)
        Gains and losses arising from the ownership of:
        Long-term investments(i)..........................  $ --       $ 54.4     $(5.0)
        Settlement gain (See Note 3)......................    --         65.0        --
                                                            ------     ------      ----
                                                            $ --       $119.4     $(5.0)
                                                            ======     ======      ====

---------------
(i) Realized gains and losses arising from the ownership of short-term and long-term investments are stated before carrying costs of interest, administrative and other expenses. During 1996 gains arising from the ownership of long-term investments comprised a net gain of $53.4 million relating to the disposal in November 1996 of ADT's entire investment in Limelight Group plc, a United Kingdom quoted company, which was previously valued and accounted for by ADT at a nominal amount, a net gain of $1.2 million relating to the disposal of ADT's equity investment in Integrated Transport Systems Limited (Notes 3 and 18) and other net losses of $0.2 million principally arising from the disposal of other non-core investments.

                            TYCO INTERNATIONAL LTD.

    During 1995 losses arising from the ownership of long-term investments comprised $5.1 million relating to the disposal, principally during the second quarter of 1995, of ADT's entire equity investments in Compagnie General de Protection et Securite SA ("CGPS") and Microtech Security (UK) Limited ("Microtech") which were held by the ASH group, and other net gains of $0.1 million principally arising from the disposal of other investments.

13.  EXTRAORDINARY ITEMS

     During Fiscal 1997, 1996 and 1995 the Company reacquired in the market certain of its senior, senior subordinated and public notes, which was financed from cash on hand and new credit agreements (See Note 4). Extraordinary items included the loss arising on reacquisition of these notes of $79.7 million (1996 -- $0.9 million; 1995 -- $0.9 million) and the write off of net unamortized deferred refinancing costs and other related fees of $11.6 million (1996 -- $0.5 million; 1995 -- $0.8 million) relating to the early extinguishment of certain amounts outstanding under the senior subordinated notes, and were stated net of applicable income taxes of $33.0 million
(1996 -- $0.2 million; 1995 -- $0.2 million).

     In September 1996, ADT repaid in full all amounts owed by the ASH group under its senior notes and bank credit agreement, which were subsequently canceled, and which was financed from cash on hand and loans drawn under the revolving bank credit agreement. Extraordinary items included the loss arising on repayment of $4.2 million and the write off of net unamortized deferred refinancing costs of $0.4 million relating to the early extinguishment of all amounts outstanding under the senior notes and bank credit agreement owed by the ASH group, with no consequential tax effect.

     In December 1996, ADT gave notice to all convertible capital bond holders that all of the outstanding capital bonds owed by the ASH group would be fully redeemed by ADT, and subsequently canceled, and which was financed from cash on hand and amounts drawn down under the sterling denominated bank credit facility. Extraordinary items included the write off of net unamortized deferred refinancing costs of $1.6 million relating to the early extinguishment of all amounts outstanding under the convertible capital bonds owed by the ASH group, with no consequential tax effect.

     In December 1996, ADT entered into a new bank credit agreement, subject to completion of certain additional documentation which was signed in January 1997, which replaced in full its previous bank credit agreement and which was subsequently canceled. Extraordinary items included the write off of net unamortized deferred refinancing costs of $1.5 million relating to the early extinguishment of all amounts outstanding under the bank credit agreement owed by the ADT group, and were stated net of applicable income taxes of $0.5 million.

     In July 1995, ADT repaid in full all amounts owed by the ADT group under its previous bank credit agreement, which was subsequently canceled. ADT funded the repayment from the net proceeds of the issue of its Liquid Yield Option Notes. Extraordinary items included the write off of net unamortized deferred refinancing costs of $12.8 million relating to the early extinguishment of all amounts outstanding under the previous bank credit agreement owed by the ADT group, and were stated net of applicable income taxes of $4.5 million.

     In connection with the refinancing of Kendall's subordinated notes, the Former Tyco recorded a charge of $4.3 million ($2.6 million after-tax), representing unamortized debt issuance fees and a call premium, as an extraordinary loss during 1995.

14.  (LOSS) EARNINGS PER COMMON SHARE

     The calculation of primary (loss) earnings per common share was based on the weighted average of 519,487,853 (1996 -- 475,552,956; 1995 -- 469,626,634)
common shares in issue during the year which in Fiscal 1997 and 1996 did not allow for the allotment of common shares under executive share option and

                            TYCO INTERNATIONAL LTD.

restricted stock plans, which are considered common stock equivalents, because their effect was anti-dilutive as a consequence of the net loss for those years. Common stock equivalents included in the weighted average number of common shares in issue during 1995 were 9.0 million. Primary (loss) earnings per common share from continuing operations was based on adjusted net loss from continuing operations available to common shareholders of $776.8 million (1996 -- $297.0 million net loss; 1995 -- $267.2 million net income).

15.  MERGER, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

     Merger, Restructuring and Other Non-recurring Charges are as follows:

                                                                    1997       1996      1995
                                                                   ------     ------     -----
                                                                          (IN MILLIONS)
    Fire and Security Services................................     $530.3     $246.1     $34.2
    Flow Control Products.....................................      256.2         --      25.7
    Disposable and Specialty Products.........................      131.3         --      37.2
                                                                   ------     ------     -----
                                                                   $917.8     $246.1     $97.1
                                                                   ======     ======     =====

  1997 Charges

     In connection with the mergers consummated in Fiscal 1997 (Note 2), the Company recorded merger, restructuring and other nonrecurring charges of $917.8 million. Transaction costs of $239.8 million to effect the mergers relate to legal, accounting, financial advisory services, severance and other costs payable at the effective time of the mergers as well as other direct expenses. These were expensed as is required under the pooling of interests accounting method. Also incurred were costs required to combine ADT's electronic security business, Keystone's valve manufacturing and distribution business and INBRAND's disposable medical products business with the related businesses of Former Tyco. These costs include the cost of workforce reductions of $130.3 million including the elimination of approximately 4,000 positions, the combination of certain facilities of $194.2 million involving the closure of 18 manufacturing facilities and the consolidation of sales and service offices, electronic security system monitoring centers, warehouses and other locations, disposing of excess equipment and other assets of $133.5 million and other costs of $220.0 million relating to the consolidation of certain product lines, the satisfaction of certain liabilities and other nonrecurring charges. Approximately $456.4 million of accrued merger and restructuring costs are included in other current liabilities and $84.5 million in other noncurrent liabilities of September 30, 1997. The Company currently anticipates that the restructurings will be substantially completed by September 30, 1998, except for certain long-term contractual obligations.

  1996 Charges

     During 1995, ADT commenced a strategic review of its electronic security services business operation and ADT's related corporate organizational structure with a view to developing a business strategy which would place ADT in a stronger position to deal with the changing electronic security business environment and challenges facing its electronic security service businesses in the late 1990's. During 1996, this strategic review process continued and was extended to include a significantly expanded agenda including an evaluation of the administrative, accounting, management information systems and technological infrastructures of its United States electronic security businesses which is ongoing. This project is intended to modify and improve the entire structure of the business operations.

     During 1996, a charge was recorded which was principally attributable to planned technological infrastructure enhancements to facilitate further consolidation of ADT's entire United States monitoring center network together with all related operations. The charge amounted to $136.4 million and included the write-off of certain property, plant and equipment of $82.6 million, provision for idle property leases of $18.9

                            TYCO INTERNATIONAL LTD.

million, the termination of certain contractual obligations and other settlement costs of $9.4 million and other integration and restructuring costs of $25.5 million.

     Also in 1996, ADT commenced a strategic and detailed review of the electronic security services businesses acquired as part of the acquisition of ASH in September 1996. This review was intended to integrate fully the ASH group into ADT's existing electronic security service businesses in the United Kingdom and the United States. A restructuring charge of $97.8 million was recorded which included the write off of certain property, plant and equipment of $13.2 million, provision for idle property leases of $22.5 million, the termination of certain contractual obligations and other settlement costs of $35.2 million and other integration and restructuring costs of $26.9 million.

     As part of the strategic review, ADT also commenced an evaluation of the customer monitoring network in its Canadian electronic security services business, which resulted in a charge for restructuring and other nonrecurring items of $3.1 million which included the writeoff of certain property, plant and equipment of $1.3 million and provision for idle property leases of $1.8 million.

     Approximately $61.8 million of costs related to these charges are included in other current and noncurrent liabilities at September 30, 1997. These restructurings are anticipated to be completed by September 30, 1998.

     The fees and expenses related to the ASH merger were expensed as required under the pooling of interests accounting method. Such fees and expenses amounted to $8.8 million in 1996.

  1995 Charges

     In 1995, ADT recorded a restructuring charge for its United States electronic security businesses, principally attributable to the closure of its Parsippany, New Jersey facility and associated corporate offices. The charge amounted to $19.4 million and included employee severance and other associated costs of $13.6 million, the write-off of certain property, plant and equipment of $1.9 million and other integration and restructuring costs of $3.9 million.

     In 1995, ADT also evaluated its group corporate structure, particularly in the United Kingdom and recorded a restructuring charge of $12.8 million which included a provision for idle property leases of $5.6 million, employee severance for four executives and other associated costs of $2.4 million, certain contractual obligations and other settlement costs of $4.8 million. ADT also commenced an evaluation of the management information systems in the United Kingdom electronic security services business which resulted in a charge for restructuring and other nonrecurring items of $2.0 million principally relating to the write-off of certain property, plant and equipment.

     During 1995, Keystone recorded a charge of $22.8 million for restructuring and severance related costs in connection with a worldwide workforce reduction at Keystone and restructuring plans aimed at further streamlining operations and the divestiture of underperforming assets. The charge includes severance and related costs of $17.7 million, the write down of certain assets totaling $2.7 million and other costs associated with divesting assets of $2.4 million. Keystone also recorded plant closure costs of $2.9 million in connection with the closure of a manufacturing facility in Indiana. All of these actions were completed in 1996 and 1997.

     Approximately $10.1 million of costs related to these charges are included in other current and noncurrent liabilities at September 30, 1997. These restructurings are substantially complete.

     The fees and expenses related to the merger of Former Tyco with Kendall were expensed as is required under the pooling of interests accounting method. Such fees and expenses amounted to $37.2 million in 1995.

                            TYCO INTERNATIONAL LTD.

16.  COMMITMENTS AND CONTINGENCIES

     The Company occupies certain facilities under leases that expire at various dates through the year 2021. Rental expense under these leases and leases for equipment was $153.5 million, $178.8 million and $151.8 million for fiscal 1997, 1996, and 1995, respectively. At September 30, 1997, the minimum lease payment obligations under noncancelable operating leases were as follows: $199.2 million in Fiscal 1998, $164.0 million in Fiscal 1999, $105.5 million in Fiscal 2000, $96.5 million in Fiscal 2001, $53.6 million in Fiscal 2002 and an aggregate of $149.2 million in years Fiscal 2003 through 2021.

     In the normal course of business, the Company is liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect the Company's financial position or results of operations.

     The Company is involved in various stages of investigation and cleanup related to environmental remediation matters at a number of sites. The ultimate cost of site cleanup is difficult to predict given the uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations and alternative cleanup methods. Based upon the Company's experience with the foregoing environmental matters, the Company has concluded that there is at least a reasonable possibility that remedial costs will be incurred with respect to these sites in an aggregate amount in the range of $9.8 million to $38.0 million. At September 30, 1997, the Company has concluded that the most probable amount that will be incurred within this range is $17.6 million, and such amount is included in the caption "accrued expenses and other current liabilities" in the accompanying consolidated balance sheet. Based upon information available to the Company, at those sites where there has been an allocation of the liability for cleanup costs among a number of parties, including the Company, and such liability could be joint and several, management believes it is probable that other responsible parties will fully pay the cost allocated to them, except with respect to one site for which the Company has assumed that one of the identified responsible parties will be unable to pay the cost apportioned to it and that such party's cost will be reapportioned among the remaining responsible parties. In view of the Company's financial position and reserves for environmental matters of $17.6 million, the Company has concluded that its payment of such estimated amounts will not have a material effect on its financial position, results of operations or liquidity.

     The Company is a defendant in a number of other pending legal proceedings incidental to present and former operations, acquisitions and dispositions. The Company does not expect the outcome of these proceedings either individually or in the aggregate to have a material adverse effect on its financial position, results of operations or liquidity.

                            TYCO INTERNATIONAL LTD.

17.  RETIREMENT PLANS

     Defined Benefit Pension Plans -- The Company has a number of noncontributory and contributory defined benefit retirement plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. Contributions are based on periodic actuarial valuations which use the projected unit credit method of calculation and are charged to the consolidated statements of operations on a systematic basis over the expected average remaining service lives of current employees. The net pension expense is assessed in accordance with the advice of professionally qualified actuaries in the countries concerned or is based on subsequent formal reviews for the purpose. The Company's funding policy is to make annual contributions to the extent such contributions are tax deductible as actuarially determined. The benefits under the defined benefit plans are based on years of service and compensation.

     The net periodic pension cost for all defined benefit pension plans includes the following components:

                                                               1997        1996       1995
                                                              -------     ------     ------
                                                                      (IN MILLIONS)
    Service cost............................................  $  21.4     $ 23.4     $ 21.7
    Interest cost...........................................     46.1       53.6       50.4
    Actual return...........................................   (141.8)     (68.4)     (73.9)
    Net amortization and deferral...........................     83.9        4.4       17.5
                                                              -------     ------     ------
    Net periodic pension expense............................  $   9.6     $ 13.0     $ 15.7
                                                              =======     ======     ======

     Accrued (prepaid) pension cost at September 30, 1997 for defined benefit plans is as follows:

                                                       ASSETS EXCEED      ACCUMULATED
                                                        ACCUMULATED        BENEFITS
                                                         BENEFITS        EXCEED ASSETS     TOTAL
                                                       -------------     -------------     ------
                                                                     (IN MILLIONS)
    Actuarial present value of accumulated benefit
      obligations:
      Vested.........................................     $ 682.0           $ 127.6        $809.6
      Non-vested.....................................        12.1              14.1          26.2
                                                          -------            ------        ------
    Total............................................       694.1             141.7         835.8
    Effect of future salary increases................        61.1               8.2          69.3
                                                          -------            ------        ------
    Projected benefit obligations....................       755.2             149.9         905.1
    Plan assets at fair value........................       863.2              62.7         925.9
                                                          -------            ------        ------
    Plan assets (in excess of) less than projected
      benefit obligations............................      (108.0)             87.2         (20.8)
    Unrecognized transition asset (liability)........        12.3              (0.8)         11.5
    Unrecognized prior service cost..................        (4.4)            (13.7)        (18.1)
    Additional minimum liability.....................          --              11.0          11.0
    Unrecognized net gain............................        51.7               1.7          53.4
                                                          -------            ------        ------
    Accrued (prepaid) pension cost...................     $ (48.4)          $  85.4        $ 37.0
                                                          =======            ======        ======

                            TYCO INTERNATIONAL LTD.

     Accrued (prepaid) pension cost at December 31, 1996 for defined benefit plans is as follows:

                                                            ASSETS        ACCUMULATED
                                                            EXCEED         BENEFITS
                                                          ACCUMULATED       EXCEED
                                                           BENEFITS         ASSETS       TOTAL
                                                          -----------     -----------    ------
                                                                      (IN MILLIONS)
    Actuarial present value of accumulated benefit
      obligations:
      Vested............................................    $ 450.4         $ 271.0       $721.4
      Non-vested........................................        9.2            24.2        33.4
                                                             ------          ------      ------
    Total...............................................      459.6           295.2       754.8
    Effect of future salary increases and other.........       15.2            28.2        43.4
                                                             ------          ------      ------
    Projected benefit obligations.......................      474.8           323.4       798.2
    Plan assets at fair value...........................      549.2           251.2       800.4
                                                             ------          ------      ------
    Plan assets (in excess of) less than projected
      benefit obligations...............................      (74.4)           72.2        (2.2)
    Unrecognized transition asset (liability)...........       13.2            (0.8)       12.4
    Unrecognized prior service cost.....................       (1.8)           (7.5)       (9.3)
    Additional minimum liability........................         --            10.6        10.6
    Unrecognized net (loss) gain........................       (8.8)           27.3        18.5
                                                             ------          ------      ------
    Accrued (prepaid) pension cost......................    $ (71.8)        $ 101.8       $30.0
                                                             ======          ======      ======

     Pursuant to the provisions of SFAS 87, "Employers' Accounting for Pensions," the Company recorded, in other liabilities, an Additional Minimum Pension Liability Adjustment of $11.0 million and $10.6 million as of September 30, 1997 and December 31, 1996, respectively, representing the amount by which the accumulated benefit obligation exceeded the fair value of plan assets plus accrued amounts previously recorded. The additional liability has been offset by an intangible asset, included in goodwill and other intangible assets, to the extent of previously unrecognized prior service cost. The amount in excess of previously unrecognized prior service cost is recorded, net of the related deferred tax benefit, as a reduction of shareholders' equity in the amount of $1.9 million at September 30, 1997 and $2.5 million at December 31, 1996, respectively.

     In fiscal 1997, 1996, and 1995, the Company terminated certain defined benefit pension plans and distributed the plans' assets to the participants. Gains and losses resulting from terminations were not material. In addition the Company recognized liabilities for certain plans related to business acquisitions in each of the years presented, the amounts of which were not material.

     Of the total plan obligations in fiscal 1997, 53% relate to U.S. plans and 47% relate to non-U.S. plans (in 1996, 55% and 45%, respectively). The average discount rate used in determining the actuarial present value of the projected benefit obligation, weighted in relation to plan obligations, was 7.5% at September 30, 1997 (7.5 -- 8.5% at December 31, 1996). The average rate of increase in future compensation levels was 4.8% at September 30, 1997
(4.0 -- 7.0% at December 31, 1996). The weighted average long-term rate of return on assets was 9.6% at September 30, 1997 (9.5 -- 10.0% at December 31,
1996). Plan assets are invested principally in equity and fixed income instruments.

     The Former Tyco also participates in a number of multi-employer defined benefit plans on behalf of certain employees. Pension expense related to multi-employer plans was $1.5 million, $2.0 million, and $2.5 million for fiscal 1997, 1996, and 1995, respectively.

  Defined Contribution Retirement Plans -- The Company maintains several defined contribution retirement plans, which include 401(k) matching programs, as well as qualified and nonqualified profit sharing and stock

                            TYCO INTERNATIONAL LTD.

bonus retirement plans. Pension expense for the defined contribution plans is computed as a percentage of participants' compensation and was $28.0 million, $31.2 million and $23.5 million for fiscal 1997, 1996, and 1995, respectively. During 1995, the Former Tyco established an unfunded Supplemental Executive Retirement Plan ("SERP"). This plan is nonqualified and restores the employer match that certain employees lose due to IRS limits on eligible compensation under the defined contribution plans. Expense related to the SERP was $2.2 million, $1.7 million and $0.4 million in fiscal 1997, 1996 and 1995, respectively.

  Post-retirement Benefit Plans -- The Company generally does not provide post-retirement benefits other than pensions for its employees. ADT's electronic security services operation in the United States sponsors an unfunded defined benefit post-retirement plan which covers both salaried and non-salaried employees and which provides medical and other benefits. This post-retirement health care plan is contributory, with retiree contributions adjusted annually. In addition, certain of Former Tyco's acquired operations provide these benefits to employees who were eligible at the date of acquisition.

     Net periodic post-retirement benefit cost reflects the following components:

                                                                  1997      1996      1995
                                                                  -----     -----     -----
                                                                        (IN MILLIONS)
    Service cost................................................  $ 0.6     $ 0.9     $  .9
    Interest cost...............................................    5.5       6.8       7.1
    Net amortization and deferral...............................   (3.6)     (4.2)     (4.2)
                                                                  -----     -----     -----
    Net periodic post-retirement benefit cost...................  $ 2.5     $ 3.5     $ 3.8
                                                                  =====     =====     =====

     The components of the accrued post-retirement benefit obligation, all of which are unfunded, are as follows:

                                                           SEPTEMBER 30,          DECEMBER 31,
                                                                1997                  1996
                                                           -------------          ------------
                                                                      (IN MILLIONS)
    Accumulated post-retirement benefit obligation:
      Retirees.........................................        $ 73.6                 $ 71.3
      Fully eligible active plan participants..........          18.7                   16.1
      Other active plan participants...................           8.3                    7.6
                                                               ------                 ------
                                                                100.6                   95.0
    Unrecognized prior service benefit.................          30.1                   31.0
    Unrecognized net gain..............................          17.6                   13.7
                                                               ------                 ------
    Accrued post-retirement benefit cost...............        $148.3                 $139.7
                                                               ======                 ======

     For measurement purposes, in Fiscal 1997, a 9.3% composite annual rate of increase in the per capita cost of covered health care benefits was assumed. The rate was assumed to decrease gradually to 4.75% by the year 2008 and remain at that level thereafter. The health care cost trend rate assumption may have a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rate by one percentage point would increase the accumulated post-retirement benefit obligation as of September 30, 1997 by $5.2 million and the aggregate of the service and interest cost component of net periodic post-retirement benefit cost for the year then ended by $0.3 million. The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.5% at September 30, 1997 (7.5 -- 7.75% at December 31, 1996).

     During 1992, ADT adopted amendments to the plan that reduced benefits attributable to prior service. These amendments resulted in approximately a $20 million decrease in the obligation for benefits attributable to prior service. This decrease is being amortized as a reduction of plan costs on an actuarially calculated basis

                            TYCO INTERNATIONAL LTD.

over a period of approximately twenty years beginning January 1992. Effective January 1995 ADT implemented a defined dollar benefit cap for all current and future retirees under the ADT plan, regardless of age.

18.  RELATED PARTY TRANSACTIONS

     In December 1995, ADT entered into an agreement with Integrated Transport Systems Limited ("ITS"), a United Kingdom unquoted company, and its wholly-owned subsidiaries Loanoption Limited and ITS Finance Limited, under which ADT disposed of an interest in European Auctions (see Note 3). The aggregate consideration received on closing was comprised of cash of $235.1 million, a $187.6 million Vendor Note with an issue price of $83.9 million and valued at $74.6 million, $31.1 million Shareholder Loan Notes with an issue price of $13.9 million and valued at $13.3 million, and a 43.1% interest in the ordinary share capital of ITS at an issue price of $2.0 million and valued at $0.9 million.

     In February 1996, ADT disposed of its entire interest in Shareholder Loan Notes and 33.1% of the ordinary share capital of ITS for an aggregate cash consideration of $15.4 million. As a result, the Company now holds a 10.0% interest in the ordinary share capital of ITS, valued and accounted for by the Company at a nominal amount, together with the Vendor Note which has been accounted for at its amortized cost. D.B. Hammond and T.J. Gibson are both directors of ITS. Mr. Hammond was, until April 1996, Deputy Chairman of ADT, and Mr. Gibson was the Chief Executive Officer of ADT Auction Group Limited. Mr. Hammond and Mr. Gibson subscribed $10.4 million and $0.8 million, in total, respectively, to the capital of ITS and, as a result, were interested in Shareholder Loan Notes with issue prices of $9.4 million and $0.7 million, respectively, and 22.3% and 1.7%, respectively, of the ordinary share capital of ITS. Other senior management and employees of European Auctions subscribed $3.7 million to the capital of ITS and, as a group, were interested in Shareholder Loan Notes with an issue price of $3.3 million and 8.0% of the ordinary share capital of ITS. In addition, at closing, M.A. Ashcroft, who was, until July 1997, Chairman and Chief Executive Officer of ADT, subscribed $7.0 million to the capital of ITS and, as a result, was interested in Shareholder Loan Notes with an issue price of $6.3 million and 15.0% of the ordinary share capital of ITS.

     Upon the disposal by ADT of an interest in European Auctions, ADT share options held by directors and employees of European Auctions became immediately exercisable. ADT entered into arrangements with Mr. Gibson under which share options held by him at the time of the disposal by the Company of an interest in European Auctions were purchased by ADT for an aggregate economic value totaling $1.2 million, based on ADT's common share price on December 19, 1995, of which Mr. Gibson invested $0.8 million in the capital of ITS, referred to above. ADT also entered into similar arrangements with other senior management and employees of European Auctions under which ADT purchased share options held by them for an aggregate economic value totaling $0.6 million, in order to enable them to invest in the capital of ITS. In addition, in order to further enable Mr. Hammond to invest in the capital of ITS, ADT purchased from him share options with an aggregate economic value totaling $1.1 million, based on ADT's common share price on December 19, 1995, which would otherwise have been exercisable in March 1996.

     Upon the disposal by ADT of an interest in European Auctions, Mr. Gibson received a severance payment of $0.3 million and other senior management and employees of European Auctions, as a group, received severance payments totaling $0.4 million.

     A company controlled by Mr. Ashcroft made non-collateralized loans to Mr. Hammond, or companies controlled by him, of an aggregate of $7.8 million, solely for the purpose of enabling Mr. Hammond or these companies to invest in the capital of ITS.

     The cash consideration paid to ADT on closing was obtained by the ITS group through the subscription of $26.5 million in the capital of ITS and approximately $209.7 million through the drawdown of sterling term loans under a bank credit agreement entered into between the ITS group and a group of banks. The bank

                            TYCO INTERNATIONAL LTD.

credit agreement has a term of seven years and obligations thereunder are guaranteed and collateralized by a first priority pledge of the shares and assets of all the companies comprising European Auctions and the ITS group.

     At closing, ADT entered into an agreement with the ITS group whereby ADT granted to ITS and its subsidiaries permission to use the ADT name and certain trademarks for a period of up to three years for a total cash consideration, paid at closing, of $0.6 million.

     At closing, ADT entered into an option agreement with Mr. Ashcroft which, if exercised, would have required Mr. Ashcroft to purchase from ADT, for cash fifty days after closing, Shareholder Loan Notes with an issue price of up to $8.2 million and up to 19.6% of the ordinary share capital of ITS. In addition, at closing, ITS entered into an agreement with ADT and Mr. Ashcroft under which ITS agreed to use its reasonable efforts, for a forty-five day period after closing, to find unrelated third party investors to purchase Shareholder Loan Notes and ordinary share capital of ITS from ADT and Mr. Ashcroft, and under which ADT and Mr. Ashcroft agreed to certain voting restrictions in respect of their holdings of the ordinary share capital of ITS as described below. In February 1996, ADT and Mr. Ashcroft agreed that the mutual obligations under the option agreement be released.

     At December 31, 1995, ADT's investment in the ordinary share capital of ITS was accounted for as an unconsolidated subsidiary under temporary control, due to an agreement between ITS, ADT and Mr. Ashcroft limiting the voting rights of each of ADT and Mr. Ashcroft to 15.0% of the voting rights of ITS and due to the fact that Mr. Hammond did not seek re-election to the board of directors of ADT at the 1996 annual general meeting. Accordingly, at December 31, 1995 the equity method of accounting was used in the consolidated financial statements, and the Vendor Note and Shareholder Loan Notes were accounted for at their amortized cost.

     An opinion regarding the fair value of the transactions described above was provided to the independent non-executive directors of ADT by a leading European investment banking firm and the transactions were approved unanimously by the independent non-executive directors of ADT.

     R.A. Gilleland, former President of Kendall and a Company director, sold 870,140 and 595,112 shares respectively, of its common stock to Former Tyco at $13.24 and $13.11 per share, respectively, the shares then fair market value, for an aggregate purchase price of $19.3 million pursuant to his rights under the Kendall restricted stock grant to provide for his required income tax withholdings.

19.  CONSOLIDATED SEGMENT DATA

     Selected information by industry segment is presented below.

                                                                             AS AT AND
                                                  AS AT AND                FOR THE YEAR
                                                FOR THE NINE                   ENDED
                                                MONTHS ENDED               DECEMBER 31,
                                                SEPTEMBER 30,         -----------------------
                                                    1997                1996           1995
                                                -------------         --------       --------
                                                                (IN MILLIONS)
      Sales:
        Disposable and Specialty Products.....    $ 2,000.3           $2,001.0       $1,819.7
        Fire and Security Services............      3,149.1            3,694.9        3,054.3
        Flow Control Products.................      1,684.1            1,928.8        1,611.5
        Electrical and Electronic
           Components.........................        754.7              479.0          430.1
                                                  ---------           --------       --------
                                                  $ 7,588.2           $8,103.7       $6,915.6
                                                  =========           ========       ========

                            TYCO INTERNATIONAL LTD.

                                                  AS AT AND                  AS AT AND
                                                FOR THE NINE               FOR THE YEAR
                                                MONTHS ENDED                   ENDED
                                                SEPTEMBER 30,              DECEMBER 31,
                                                    1997                1996           1995
                                                -------------         --------       --------
                                                                (IN MILLIONS)
      Operating (loss) income:
        Disposable and Specialty Products.....    $   197.4 (1)       $  358.9 (5)   $  265.6 (7)
        Fire and Security Services............       (312.4)(2)         (621.3)(6)      247.2 (8)
        Flow Control Products.................        (92.1)(3)          198.0          126.6 (9)
        Electrical and Electronic
           Components.........................       (224.6)(4)           89.0           76.4
        Corporate and other expenses..........        (44.8)             (43.4)         (66.2)(10)
                                                  ---------           --------       --------
                                                  $  (476.5)          $  (18.8)      $  649.6
                                                  =========           ========       ========
      Total Assets:
        Disposable and Specialty Products.....    $ 2,270.8           $1,961.3       $1,281.7
        Fire and Security Services............      4,338.2            4,343.1        4,238.1
        Flow Control Products.................      1,865.9            1,758.8        1,587.0
        Electrical and Electronic
           Components.........................      1,606.0              283.9          165.6
        Corporate Assets......................        366.1              124.2           85.4
                                                  ---------           --------       --------
                                                  $10,447.0           $8,471.3       $7,357.8
                                                  =========           ========       ========
      Depreciation and Amortization:
        Disposable and Specialty Products.....    $    64.5           $   67.8       $   65.3
        Fire and Security Services............        205.5              254.0          254.3
        Flow Control Products.................         63.8               78.3           71.0
        Electrical and Electronic
           Components.........................         25.2               11.7           11.0
        Corporate.............................         19.6               15.5            8.6
                                                  ---------           --------       --------
                                                  $   378.6           $  427.3       $  410.2
                                                  =========           ========       ========
      Capital Expenditures:
        Disposable and Specialty Products.....    $   119.7           $   90.5       $   78.2
        Fire and Security Services............        304.8              362.0          318.4
        Flow Control Products.................         58.3               69.4           61.7
        Electrical and Electronic
           Components.........................         32.8                9.7           10.9
        Corporate.............................          3.5                1.3            0.7
                                                  ---------           --------       --------
                                                  $   519.1           $  532.9       $  469.9
                                                  =========           ========       ========

---------------
 (1) Includes charges of $131.3 million related to merger, restructuing and other non-recurring charges in connection with the INBRAND merger.

 (2) Includes charges of $530.3 million related to merger, restructuring and other non-recurring charges and $118.8 million related to the impairment of long-lived assets in connection with the merger of ADT and Former Tyco.

 (3) Includes charges of $256.2 million related to merger restructuring and other non-recurring charges and $29.6 million related to the impairment of long-lived assets in connection with the Keystone merger.

 (4) Includes a charge of $361.0 million related to the write off of purchased research and development costs in connection with an acquisition.

                            TYCO INTERNATIONAL LTD.

 (5) Includes a charge of $13.0 million related to the impairment of long-lived assets in ADT's vehicle auction services operations.

 (6) Includes charges of $731.7 million related to the impairment of long-lived assets and $237.3 million relating to restructuring and other non-recurring items in ADT's electronic security services operations and $8.8 million related to professional and other transaction costs in connection with the ASH merger.

 (7) Includes a loss of $65.8 million on the disposal of the European Auto Auctions business.

 (8) Includes charges of $34.2 million related to restructuring and other non-recurring items in ADT's electronic security services operations.

 (9) Includes charges of $22.8 million for restructuring and severance costs, $8.2 million for the impairment of assets held for sale and $2.9 million related to plant closures and related costs in connection with Keystone's work force reduction and divestiture of underperforming assets in 1995.

(10) Includes a charge of $37.2 million related to professional and other transaction costs in connection with the Kendall merger.

20.  CONSOLIDATED GEOGRAPHIC DATA

     Selected information by geographic area is presented below.

                                               AS AT AND
                                             FOR THE NINE               AS AT AND FOR THE YEAR
                                             MONTHS ENDED                 ENDED DECEMBER 31,
                                             SEPTEMBER 30,            --------------------------
                                                 1997                   1996              1995
                                           -----------------          --------          --------
                                                               (IN MILLIONS)
    Sales:
      Americas (primarily U.S.)..........      $ 5,447.5              $5,675.6          $4,785.0
      Europe.............................        1,457.1               1,587.8           1,488.2
      Asia-Pacific.......................          683.6                 840.3             642.4
                                               ---------              --------          --------
                                               $ 7,588.2              $8,103.7          $6,915.6
                                               =========              ========          ========
    Operating (loss) income:
      Americas (primarily U.S.)..........      $  (371.6)             $  125.6          $  551.4
      Europe.............................         (104.0)               (194.0)             63.3
      Asia-Pacific.......................           (0.9)                 49.6              34.9
                                               ---------              --------          --------
                                               $  (476.5)             $  (18.8)         $  649.6
                                               =========              ========          ========
    Total Assets:
      Americas (primarily U.S.)..........      $ 7,498.6              $6,070.5          $4,931.5
      Europe.............................        1,992.8               1,740.1           1,873.6
      Asia-Pacific.......................          589.5                 536.5             467.3
      Corporate assets...................          366.1                 124.2              85.4
                                               ---------              --------          --------
                                               $10,447.0              $8,471.3          $7,357.8
                                               =========              ========          ========

                            TYCO INTERNATIONAL LTD.

21.  SUPPLEMENTARY BALANCE SHEET INFORMATION:

     Selected supplementary balance sheet information is presented below.

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1997              1996
                                                                 -------------     ------------
                                                                         (IN MILLIONS)
    Inventories:
      Purchased materials and manufactured parts...............    $   262.7        $    243.9
      Work in process..........................................        294.4             153.4
      Finished goods...........................................        567.7             549.2
                                                                    --------          --------
                                                                   $ 1,124.8        $    946.5
                                                                    ========          ========
    Property, Plant and Equipment:
      Land.....................................................    $   160.3        $    214.7
      Buildings................................................        679.7             579.5
      Subscriber systems.......................................      1,737.6           1,977.5
      Machinery and equipment..................................      1,860.3           1,546.7
      Leasehold improvements...................................         74.8              61.0
      Construction in progress.................................        211.6              99.2
      Accumulated depreciation.................................     (1,800.3)         (1,887.7)
                                                                    --------          --------
                                                                   $ 2,924.0        $  2,590.9
                                                                    ========          ========
    Accrued payroll and payroll related costs..................    $   147.9        $    182.2
                                                                    ========          ========

22.  SUPPLEMENTARY INCOME STATEMENT INFORMATION:

     Selected supplementary income statement information is presented below.

                                                            NINE MONTHS          YEAR ENDED
                                                               ENDED            DECEMBER 31,
                                                           SEPTEMBER 30,       ---------------
                                                               1997            1996      1995
                                                           -------------       -----     -----
                                                                      (IN MILLIONS)
    Research and development.............................      $45.0           $39.8     $40.2
    Advertising..........................................       71.1            94.5      98.2

                            TYCO INTERNATIONAL LTD.

23.  COMPARATIVE RESULTS (UNAUDITED)

     The change in year end resulted in a short fiscal year covering the nine month transition period from January 1, 1997 to September 30, 1997. The following unaudited financial information for the nine months ended September 30, 1996 is presented to provide comparative interim results to those for Fiscal 1997 included in the accompanying Statement of Operations (in millions, except per share amounts).

                                                            NINE MONTHS ENDED
                                                            SEPTEMBER 30, 1996
                                                            ------------------
    Net sales.............................................       $5,871.6
    Gross profit..........................................        1,925.2
    Operating loss........................................          (37.3)
    Income taxes..........................................         (205.0)
    Loss before extraordinary item........................         (364.8)
    Extraordinary item, net of taxes......................           (5.8)
    Net loss..............................................         (370.6)
    Loss per share:
      Loss before extraordinary item......................       $  (0.76)
      Extraordinary item..................................          (0.01)
      Net loss............................................          (0.77)

24.  SUMMARIZED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data is presented below.

                                                           NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                          --------------------------------------
                                                           1ST(1)       2ND(1)      3RD(1)(2)(5)
                                                          ---------    ---------    ------------
                                                            (IN MILLIONS, EXCEPT PER SHARE
                                                                         DATA)
    Sales...............................................  $2,332.8     $2,546.6      $ 2,708.8
    Gross profit........................................     765.2        864.8          855.6
    Income (loss) before extraordinary item.............     147.3        138.5       (1,062.6)
    Net income (loss)...................................     147.3        138.5       (1,120.9)
    Income (loss) per share before extraordinary
      items.............................................       .28          .25          (2.00)
    Net income (loss) per share.........................       .28          .25          (2.11)

                                                          YEAR ENDED DECEMBER 31, 1996
                                               ---------------------------------------------------
                                               1ST(3)(4)    2ND(4)(5)    3RD(4)(5)    4TH(5)(6)(7)
                                               ---------    ---------    ---------    ------------
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
    Sales....................................  $1,833.1     $1,968.1     $2,070.4      $ 2,232.1
    Gross profit.............................     598.3        658.5        668.4          703.3
    (Loss) income before extraordinary
      item...................................    (616.8)       135.6        116.4           68.1
    Net (loss) income........................    (616.8)       134.4        111.8           65.5
    (Loss) income per share before
      extraordinary items....................     (1.30)        0.28         0.24           0.14
    Net (loss) income per share..............     (1.30)        0.28         0.23           0.13

---------------
(1) Includes charges of $9.6 million in the first quarter, $47.0 million in the second quarter and $861.2 million in the third quarter related to merger, restructuring and other nonrecurring charges primarily in connection with the merger of ADT and Former Tyco and the Keystone and INBRAND Mergers.

                            TYCO INTERNATIONAL LTD.

(2) Includes a charge for the impairment of long-lived assets of $148.4 million and $361.0 million for the write-off of purchased in-process research and development costs.

(3) Includes a charge of $744.7 million related to the impairment of long-lived assets.

(4) Includes a charge of $0.7 million in the first quarter, $1.3 million in the second quarter and $10.9 million in the third quarter related to professional and other transaction costs arising in connection with the merger of ADT and ASH, the terminated merger with Republic and refinancing charges incurred by ASH prior to the merger.

(5) Extraordinary items were comprised principally of losses on repayment and the write off of net unamoritized deferred refinancing costs relating to the early extinguishment of debt.

(6) Includes a charge of $237.3 million in 1996 related to restructuring and other non-recurring charges in ADT's electronic security services and corporate operations.

(7) Includes a net gain arising from the sale of ADT's investment on Limelight Group plc of $53.4 million and a net gain on litigation settlement of $65.0 million.

25.  SUBSEQUENT EVENTS

(a) The Company has entered into an agreement to acquire the Sherwood-Davis & Geck ("Sherwood") division of American Home Products Corporation ("AHP") for cash of $1.77 billion. Sherwood is a manufacturer of medical and surgical devices, such as catheters, needles and syringes, sutures, thermometers and other specialized disposable medical products with annual revenues of approximately $1.0 billion. The Company intends to account for the acquisition as a purchase. The acquisition is subject to approval of various regulatory agencies and certain other conditions. The transaction has been approved by Tyco's and AHP's respective boards of directors and is expected to close in the second quarter of Fiscal 1998.

     The acquisition will be financed initially with bank debt through a new credit facility currently being arranged by the Company. Terms and conditions are expected to be similar to Former Tyco's existing $1.75 billion agreement. The Company expects to promptly file a $2.0 billion universal shelf registration statement with the Securities and Exchange Commission to be used to refinance the purchase price of the acquisition with a combination of equity and public debt.

(b) The Company anticipates filing a registration statement for debt securities through its wholly-owned subsidiary, Tyco International Group S.A. ("TIG"). Repayment of amounts outstanding under these debt securities will be fully and unconditionally guaranteed by Tyco, the parent company. TIG was incorporated as a Luxembourg holding company in March 1998. The following presents consolidated summary financial information for TIG and its subsidiaries, as if TIG and its current organizational structure was in place for all periods presented.

                                       SEPTEMBER 30,           DECEMBER 31,
(IN MILLIONS)                              1997                    1996
                                       -------------           ------------
Total current assets                    $4,018.3                $2,880.2
Total noncurrent assets                  6,236.2                 5,314.7
Total current liabilities                3,905.2                 2,735.3
Total noncurrent liabilities             3,998.1                 3,605.0


                                    NINE MONTHS
                                      ENDED              YEAR ENDED DECEMBER 31,
                                   SEPTEMBER 30,        ------------------------
                                       1997             1996                1995
                                   -------------        ------------------------
Net Sales                           $7,588.2            $8,103.7        $6,915.6
Gross Profit                         2,485.6             2,628.5         2,250.3
(Loss) income before extraordinary
  items(1)(2)(3)                      (721.3)             (400.5)          217.3
Net (loss) income(4)                  (779.6)             (408.9)          204.9

------------
(1) Loss before extraordinary items in Fiscal 1997 includes charges related to merger, restructuring and other non-recurring costs of $816.8 million and impairment of long-lived assets of $148.4 million primarily related to the mergers and integration of ADT, Former Tyco, Keystone, and INBRAND. (See Notes 11 and 15). Fiscal 1997 also includes a charge of $361.0 million for the write-off of purchased in-process research and development costs.

(2) Loss before extraordinary items in 1996 includes non-recurring charges of $744.7 million related to the adoption of SFAS No. 121, $237.3 million related principally to the restructuring of ADT's electronic security services business in the United States and United Kingdom and $3.8 million of fees and expenses related to the ASH merger. (See Notes 11 and 15).

(3) Income before extraordinary items in 1995 included a loss of $65.8 million on the disposal of the European auto auction business and a gain of $31.4 million from the disposal of the European electronic article surveillance business. (See Note 3). Income before extraordinary items also includes non-recurring charges of $97.1 million for restructuring charges at ADT and at Keystone and for the fees and expenses related to the Kendall merger, as well as a charge of $8.2 million relating to the divestiture of certain assets by Keystone. (See Notes 11 and 15).

(4) Extraordinary items were comprised principally of losses on repayment and the write off of net unamortized deferred refinancing costs relating to the early extinguishment of debt.

                            TYCO INTERNATIONAL LTD.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (in millions)

-------------------------------------------------------------------------------------------------
                                            ADDITIONS
                               BALANCE AT    CHARGED    ACQUISITIONS
                               BEGINNING       TO         DISPOSALS,                   BALANCE AT
       DESCRIPTION              OF YEAR      INCOME       AND OTHER   DEDUCTIONS(2)   END OF YEAR
-------------------------------------------------------------------------------------------------
Year Ended December 31, 1995:
 Allowances for doubtful
 accounts(1).................    51.2         15.2         (1.9)          (11.9)          52.6

Year Ended December 31, 1996:
 Allowances for doubtful
 accounts(1).................    52.6         47.2          (.5)          (15.1)          84.2

Fiscal Year Ended
 September 30, 1997:
 Allowances for doubtful
 accounts(1)................     84.2         31.0         23.5           (31.0)         107.7

------------
(1) Deducted from assets.

(2) Write-off of accounts receivable considered uncollectible.